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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY













                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                    AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.

                                   MOBEO, INC.

                                       AND

                                  PETER KIBLER,
                               WINSTON BARRETT AND
                                  EDWARD SPEAR



                           DATED AS OF AUGUST 19, 1999

                                       TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
1.      STOCK PURCHASE AND RELATED MATTERS...................................................  1
        1.1    Transfer of Stock.............................................................  1
        1.2    Purchase Price................................................................  1
        l.3    Accounting Terms..............................................................  3
        1.4    Effective Date................................................................  3

2.      CLOSING..............................................................................  3
        2.1    Location and Date.............................................................  3
        2.2    Deliveries....................................................................  3

3.      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
               AND THE COMPANY...............................................................  4
        3.1    Due Organization..............................................................  4
        3.2    Authorization; Validity.......................................................  4
        3.3    No Conflicts..................................................................  4
        3.4    Capital Stock of the Company..................................................  5
        3.5    Transactions in Capital Stock.................................................  5
        3.6    Absence of Claims Against Company.............................................  6
        3.7    Subsidiaries and Stock........................................................  6
        3.8    Complete Copies of Materials..................................................  6
        3.9    Company Financial Condition...................................................  6
        3.10   Financial Statements..........................................................  6
        3.11   Liabilities and Obligations...................................................  6
        3.12   Books and Records.............................................................  7
        3.13   Bank Accounts; Powers of Attorney.............................................  7
        3.14   Accounts and Notes Receivable.................................................  7
        3.15   Permits.......................................................................  8
        3.16   Real Property.................................................................  8
        3.17   Personal Property.............................................................  9
        3.18   Intellectual Property........................................................  10
        3.19   Material Contracts and Commitments...........................................  11
        3.20   Government Contracts.........................................................  12
        3.21   Insurance....................................................................  12
        3.22   Environmental Matters........................................................  13
        3.23   Year 2000 Compliance.........................................................  14
        3.24   Benefit Plans and Employee Matters...........................................  14
        3.25   Taxes........................................................................  18
        3.26   Conformity with Law; Litigation..............................................  20
        3.27   Relations with Governments...................................................  21
        3.28   Absence of Changes...........................................................  21
        3.29   Disclosure...................................................................  23

        3.30   Broker.......................................................................  23

4.      REPRESENTATIONS OF PURCHASER........................................................  23
        4.1    Due Organization.............................................................  23
        4.2    Authorization; Validity of Obligations.......................................  23
        4.3    No Conflicts.................................................................  23
        4.4    Broker.......................................................................  24

5.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER....................................  24
        5.1    Representations and Warranties; Performance of Obligations...................  24
        5.2    No Litigation................................................................  24
        5.3    Opinion of Counsel...........................................................  25
        5.4    Consents and Approvals.......................................................  25
        5.5    Charter Documents............................................................  25
        5.6    Employment Agreement.........................................................  25
        5.7    Advisory Services Agreements; Confidentiality Agreements.....................  25
        5.8    Closing Deliveries...........................................................  25
        5.9    Reserved.....................................................................  25
        5.10   Financing....................................................................  25
        5.11   Repayment of all Indebtedness................................................  26
        5.12   Reserved.....................................................................  26
        5.13   Options......................................................................  26

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
               AND THE COMPANY..............................................................  26
        6.1    Representations and Warranties; Performance of Obligations...................  26
        6.2    No Litigation................................................................  26
        6.3    Consents and Approvals.......................................................  27

7.      CERTAIN COVENANTS...................................................................  27
        7.1    Notification of Certain Matters..............................................  27
        7.2    Unpaid Taxes.................................................................  27
        7.3    Tax Returns..................................................................  27
        7.4    Cooperation on Tax Matters...................................................  27
        7.5    Certain Taxes................................................................  28
        7.6    Payment of Indebtedness......................................................  28
        7.7    No Negotiation...............................................................  28
        7.8    Operation of the Company.....................................................  28
        7.9    Access to Information........................................................  29
        7.10   FIRPTA Certification.........................................................  29
        7.11   Employment Agreement and Advisory Agreements.................................  29
        7.12   Broker's Fees................................................................  30
        7.13   Other Documents..............................................................  30
        7.14   Settlement...................................................................  30

8.      INDEMNIFICATION.....................................................................  30
        8.1    General Indemnification by the Stockholders..................................  30
        8.2    Limitation and Expiration....................................................  31
        8.3    Indemnification Procedures...................................................  32
        8.4    Survival of Representations Warranties and Covenants.........................  34
        8.5    Remedies Cumulative. ........................................................  34
        8.6    Tax Contests.................................................................  34

9.      NONCOMPETITION AND CONFIDENTIALITY..................................................  35
        9.1    Employment Agreement; Advisory Agreements....................................  35

10.     GENERAL.............................................................................  35
        10.1   Successors and Assigns.......................................................  35
        10.2   Entire Agreement.............................................................  35
        10.3   Counterparts.................................................................  36
        10.4   Termination..................................................................  36
        10.5   Expenses.....................................................................  37
        10.6   Specific Performance; Remedies...............................................  37
        10.7   Notices......................................................................  37
        10.8   Governing Law................................................................  38
        10.9   Severability.................................................................  38
        10.10  Absence of Third Party Beneficiary Rights....................................  38
        10.11  Amendment; Waiver............................................................  39
        10.12  Operation of the Company.....................................................  39
        10.13  Arbitration..................................................................  39
        10.14  Mutual Drafting..............................................................  40
        10.15  Further Representations......................................................  40
        10.16  Further Assurances...........................................................  40

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Schedules:

1.2(a)(ii)     Reasons for Refunding $200,000
3.1(a)         Jurisdictions in which Authorized or Qualified to do Business
3.1(b)         List of Directors and Officers
3.4            Ownership Percentages
3.5            Options
3.10           Financial Statements
3.11           Liabilities and Obligations
3.13           Bank Accounts; Powers of Attorney
3.16(b)        Real Property Description
3.16(c)        Real Property Disclosure
3.17(a)        Personal Property
3.18(a)        Registered and Unregistered Marks
3.18(b)        Patents and Copyrights
3.18(c)        Other Rights
3.18(d)        Intellectual Property Obligations
3.19(a)        Significant Customers and Significant Suppliers
3.19(b)        Material Contracts
3.19(c)        Canceled Contracts
3.19(d)        Third Party Consents
3.21           Insurance
3.24(b)        Company Plans and Company Benefit Arrangements
3.24(c)(vi)    Acceleration
3.24(d)        Workers' Compensation Claims
3.24(e)        Key Employees
3.24(f)        At Will Employees
3.25(c)        Assets
3.26(b)        Litigation
3.28           Absence of Changes
3.30           Broker's Fees


Exhibits:

Exhibit 5.3           Form of Legal Opinion
Exhibits 5.6          Form of Employment Agreement
Exhibits 5.7          Form of Advisory Services Agreement

                                    INDEX OF DEFINED TERMS

                                                                                          Page
                                                                                          ----
AAA.........................................................................................37
Accounts Receivable..........................................................................6
Advisory Services Agreement.................................................................25
Advisory Services Agreements ...............................................................25
Aether Indemnified Parties..................................................................30
Aether Indemnified Party....................................................................30
Agreement....................................................................................1
Arbitrator..................................................................................38
Audited Financials...........................................................................5
Balance Sheet Date...........................................................................5
Benefit Arrangement.........................................................................13
Benefit Liabilities.........................................................................16
Benefit Plan................................................................................14
Charter Documents............................................................................3
Claim.......................................................................................32
Claim Notice................................................................................32
Closing......................................................................................2
Closing Date.................................................................................2
Closing Payment..............................................................................2
COBRA.......................................................................................16
Company......................................................................................1
Company Benefit Arrangement.................................................................14
Company Financial Statements.................................................................5
Company Hazardous Materials Activities......................................................13
Company Intellectual Property...............................................................10
Company Plan................................................................................14
Company's knowledge..........................................................................3
Copyright...................................................................................10
Damages.....................................................................................30
Decision....................................................................................38
Disputes....................................................................................37
Effective Date ..............................................................................2
Employee Options............................................................................29
Employment Agreement........................................................................25
Employment Agreements.......................................................................25
Environmental Permits.......................................................................13
ERISA.......................................................................................14
ERISA Affiliate.............................................................................14
GAAP.........................................................................................2
Hazardous Material..........................................................................12
HSR Act.....................................................................................24

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
Indemnification Threshold...................................................................31
Indemnifying Party..........................................................................32
Intellectual Property.......................................................................10
Interim Balance Sheet........................................................................5
Interim Financials...........................................................................5
IPO.........................................................................................29
IRS.........................................................................................15
Laws.........................................................................................4
Leases.......................................................................................8
Lien.........................................................................................1
Mark.........................................................................................9
Material Contracts..........................................................................11
Multiemployer Plan..........................................................................14
Notice Period...............................................................................33
Options.....................................................................................29
Other Rights................................................................................10
Owned Real Property..........................................................................7
Patent......................................................................................10
Pending Claims..............................................................................32
Pension Plan................................................................................14
Permits......................................................................................7
PTO..........................................................................................9
Purchase Price...............................................................................1
Purchaser....................................................................................1
Purchaser's Advisors........................................................................29
Qualified Plan..............................................................................14
Real Property................................................................................7
Related Party Agreements....................................................................11
Rules.......................................................................................37
Sellers' Releases............................................................................2
Shares.......................................................................................1
Significant Customers.......................................................................11
Significant Suppliers.......................................................................11
Stockholders.................................................................................1
Tangible Assets..............................................................................7
Tax.........................................................................................18
Tax Return..................................................................................18
Taxes.......................................................................................18
Third Party Consents........................................................................12
Third Party Intellectual Property...........................................................10

                            STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 19th day of August, 1999, by and among Aether Technologies International, L.L.C., a Delaware limited liability company (the "Purchaser"), Mobeo, Inc. a Delaware corporation (the "Company"), and Peter Kibler, Winston Barrett and Edward Spear (each a "Stockholder" and collectively, the "Stockholders"). The Company and the Stockholders are referred to collectively as the "Sellers."

                                    RECITALS


        A. The Stockholders are the owners of all of the issued and outstanding shares (the "Shares") of the capital stock of the Company.

        B. The Stockholders desire to sell to Purchaser, and Purchaser desires to purchase from the Stockholders, the Shares pursuant to this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.      STOCK PURCHASE AND RELATED MATTERS

        1.1 TRANSFER OF STOCK. Upon the terms and subject to the conditions hereof, at the Closing (as defined in Section 2.1), Purchaser will purchase from the Stockholders, and the Stockholders will sell, transfer and deliver to Purchaser, all of the Shares free and clear of all Liens (defined below) in consideration of payment of the Purchase Price specified in Section 1.2. For the purposes of this Agreement, "Lien" means any security interest, pledge, encumbrance, lien (statutory or otherwise), charge, security agreement, option, right of first refusal, preemptive right, restriction on transfer (other than restrictions on transfer imposed by applicable securities laws) or preferential arrangement of any kind or nature whatsoever.

        1.2    PURCHASE PRICE.

               (a) Closing Payment. For purposes of this Agreement, the "Purchase Price" shall be Twelve Million One Hundred Eighty Thousand Dollars ($12,180,000), less the Adjustment Amount, if any, as calculated in Section 1.2(b), payable as set forth below:

                      (i) Fifty Thousand Dollars ($50,000) payable to the Stockholders and previously paid to the Company on July 13, 1999, which will be non-refundable and will be credited toward the Purchase Price;

                      (ii) If the Closing fails to occur by the forty-fifth (45) day after the Effective Date and such failure to close is caused by, and within the control of Purchaser, Purchaser will pay Two Hundred Thousand Dollars ($200,000) to the Sellers, which will be non-refundable and will be credited toward the Purchase Price, provided, however, that Purchaser will not be obligated to make such payment if this Agreement has been terminated by Purchaser for any of the reasons set forth in Schedule 1.2(a)(ii); and

                      (iii) A payment (the "Closing Payment") equal to the difference between (A) the Purchase Price and (B) the sum of (x) all amounts previously paid by Purchasers to Sellers under this Section 1.2, plus (y) the broker's fees and commissions required under the agreement described in Schedule
3.30. The Closing Payment shall be paid on the Closing Date by wire transfer of immediately available funds to an account designated by Sellers.

               (b) Purchase Price Adjustment. The "Adjustment Amount" (which will be expressed as a positive amount) will be equal to the amount, if any, by which the total stockholders' deficit set forth in the Company's audited financial statements for the year ended December 31, 1998 (the "Target Amount") increases as of the Closing Date, determined in accordance with GAAP (as defined in Section 1.3) as set forth on Section 1.2(c) below (the "Closing Amount"); provided, however, that any amounts paid pursuant to the agreement between the Company and Metrocall, Inc., dated April 30, 1999, shall not be included in determining the Closing Amount. The Adjustment Amount shall be zero if the deficit between the Target Amount and the Closing Amount remains the same or decreases (including without limitation if the stockholders' deficit becomes positive stockholders' equity).

               (c)    Adjustment Procedures.

                      (i) Purchaser will prepare consolidated financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from the date of the Balance Sheet through the Closing Date, including a computation of consolidated stockholders' equity (or deficit, as applicable) as of the Closing Date. Purchaser will deliver the Closing Financial Statements to Sellers within ninety (90) days after the Closing Date. If within thirty (30) days following delivery of the Closing Financial Statements, Sellers have not given Purchaser notice of its objection to the Closing Financial Statements (such notice must contain a statement of the basis of Sellers' objection), then the consolidated stockholders' equity (or deficit, as applicable) reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Sellers give such notice of objection, then the issues in dispute will be submitted to the Washington D.C. office of Arthur Andersen LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and
(iii) Purchaser and Sellers will each bear 50% of the fees of the Accountants for such determination.

        (d) On the tenth (10th) business day following the final determination of the Adjustment Amount (the "Adjustment Payment Date"), Sellers shall pay the Adjustment Amount, if any, by wire



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transfer to an account designated by Purchaser. Payments must be made in immediately available funds in U.S. dollars.

        l.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein or in the Schedules hereto, all accounting terms used in this Agreement shall be interpreted, and all financial statements, Schedules, certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP"), consistently applied.

        1.4 EFFECTIVE DATE. This Agreement shall be effective as of the date of its execution (the "Effective Date"). The representations and warranties of the parties set forth in Sections 3 and 4 hereof shall be effective as of the Effective Date and as of the Closing Date.

2.      CLOSING

        2.1 LOCATION AND DATE. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., local time, at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, on a date selected by the Purchaser within forty-five
(45) days from the Effective Date; provided that all conditions to Closing shall have been satisfied or waived, or at such other time and date as Purchaser, the Company and the Stockholders may mutually agree, which date shall be referred to as the "Closing Date."

        2.2 DELIVERIES. The Stockholders shall deliver to Purchaser the following at the Closing: (a) stock certificates representing the Shares, accompanied by stock powers duly executed in blank or duly executed instruments of transfer and any other documents that are necessary to transfer to Purchaser good and marketable title to the Shares free and clear of all Liens; (b) resignations of directors of the Company as Purchaser may request; (c) a certification satisfying the requirements of sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations that the Shares are not United States real property interests, together with a properly executed notice suitable for filing with the Internal Revenue Service as described in section 1.897-2(h)(2) of the Treasury Regulations; (d) release(s) executed by Sellers (collectively "Sellers' Releases"); and (e) all other documents, certificates, instruments or writings required to be delivered by the Stockholders or the Company at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith. Against delivery of the Shares, Purchaser shall deliver to the Stockholders at the Closing in immediately available funds, the Closing Payment, and all other documents, certificates, instruments or writings required to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement or otherwise required in connection herewith.

3.      REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
        AND THE COMPANY

        To induce Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, each of the Stockholders and the Company, jointly and severally, represent and warrant to Purchaser as follows (for purposes of this Agreement, the phrases "knowledge of the Company" or the "Company's knowledge," or words of similar import, mean the knowledge of the Stockholders and the other directors and officers of the Company, including facts of which the directors and officers, in the reasonably prudent exercise of their duties, should be aware):

        3.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Company is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to own, operate and lease its properties and to carry on its business in the places and in the manner as now conducted. Schedule 3.l(a) hereto contains a list of all jurisdictions in which the Company is authorized or qualified to do business. The Company is in good standing as a foreign corporation in each jurisdiction in which it does business. The Company has delivered to Purchaser true, complete and correct copies of the Certificate of Incorporation and Bylaws of the Company. Such Certificate of Incorporation and Bylaws are collectively referred to as the "Charter Documents." The Company is not in violation of any Charter Documents. The minute books of the Company have been made available to Purchaser (and have been delivered, along with the Company's original stock ledger and corporate seal, to Purchaser) and are correct and complete in all material respects. Schedule 3.1(b) contains a complete and accurate list of the directors and officers of the Company.

        3.2 AUTHORIZATION; VALIDITY. The Company has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Stockholders have the full legal right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company, and this Agreement has been duly and validly authorized by all necessary corporate action on behalf of the Company. This Agreement is a legal, valid and binding obligation of each of the Stockholders and the Company, enforceable against each of them in accordance with its terms.

        3.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

               (a) conflict with, or result in a breach or violation of, any of the Charter Documents, or any resolution adopted by the board of directors or the shareholders of the Company;

               (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or any of lapse of time or both) under, any document, agreement or other instrument to which the Company or any of the Stockholders is a party or by which the Company or any of the Stockholders is bound or result in the creation or imposition of any Lien on any of the Company's assets pursuant to: (i) any federal, state, local, municipal, or foreign law, statute, ordinance, treaty, rule or regulation, or other administrative order constituting regulation (collectively "Laws") to which the Company or the Stockholders or any of their respective assets are subject; or
(ii) any judgment, order, writ, injunction, or decree of any court or government authority to which the Company or any of the Stockholders is bound or any of their respective assets is subject; or (iii) any act of a third party;

               (c) result in termination or any impairment of any permit, license, franchise, contractual right or other authorization of the Company; or

               (d) violate any Laws to which the Company or any of the Stockholders is subject or by which the Company or any of the Stockholders is bound.

        3.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of 10,000 shares of common stock, no par value, of which 1,171 shares are issued and outstanding. The Company has not issued and there are no other outstanding equity securities of the Company (including without limitation any preferred stock) or, except for the options set forth in Schedule 3.5, securities convertible into equity securities of the Company. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders free and clear of all Liens, except for the Liens described in Schedule 3.4, which will be released on or before the Closing Date. All of the Shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance and sale of securities. Further, none of the Shares was issued in violation of any preemptive rights. No legend or other reference to any other Lien appears upon any certificate representing capital stock of the Company. There are no voting agreements or voting trusts with respect to any of the Shares. The number of Shares owned of record and beneficially by each Stockholder and the percentage interest in the Company represented by such Shares is set forth in Schedule 3.4.

        3.5 TRANSACTIONS IN CAPITAL STOCK. Except for the options set forth in Schedule 3.5, no option, warrant, call, subscription right, conversion right or other contract or commitment of any kind exists of any character, written or oral, that may obligate the Company to issue or sell any shares of capital stock or by which any shares of capital stock may otherwise become outstanding. The Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. As a result of the transactions contemplated by this Agreement, Purchaser will be the record and beneficial owner of all outstanding capital stock of the Company and all rights to acquire capital stock of the Company.

        3.6 ABSENCE OF CLAIMS AGAINST COMPANY. None of the Stockholders has any claims of any kind against the Company nor has any Stockholder assigned any such claims to any third party.

        3.7 SUBSIDIARIES AND STOCK. The Company has no subsidiaries. The Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

        3.8 COMPLETE COPIES OF MATERIALS. The Company has delivered to Purchaser true, complete and correct copies of each agreement, contract, commitment or other document (or summaries thereof) that is referred to in the Schedules or that has been requested by Purchaser.

        3.9 COMPANY FINANCIAL CONDITION. The Company's earnings before taxes for the six month period ended June 30, 1999 were in excess of $108,000.

        3.10 FINANCIAL STATEMENTS. Schedule 3.10 includes (a) true, complete and correct copies of the Company's audited balance sheets as of December 31, 1997 and December 31, 1998 (the end of its most recent completed fiscal years), and statements of operations for the years ended December 31, 1996, 1997 and 1998 and statements of changes in Stockholders' equity (deficit), and statements of cash flows (collectively, the "Audited Financials") and (b) true, complete and correct copies of the Company's unaudited balance sheet (the "Interim Balance Sheet") as of June 30, 1999 (the "Balance Sheet Date") and unaudited statement of operations, statement of changes in Stockholders equity (deficit), and statement of cash flow, for the six month period then ended (collectively, the "Interim Financials," and together with the Audited Financials, the "Company Financial Statements"). The Company Financial Statements have been prepared from the books and records of the Company in accordance with GAAP consistently applied and present fairly the financial condition and results of operation, changes in shareholders' equity and cash flow of the Company for the periods referred to the Financial Statements. Since the dates of the Company Financial Statements and except as set forth in Schedule 3.28, there have been no material changes in the Company's accounting policies.

        3.11   LIABILITIES AND OBLIGATIONS.

               (a) Except as set forth in Schedule 3.11, the Company is not liable for or subject to any liabilities except for:

                      (i) those liabilities reflected on the Interim Balance Sheet and not previously paid or discharged;

                      (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and

                      (iii) those liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice, which liabilities are not, individually or in the aggregate, material.

               (b) The Company is not a guarantor or otherwise liable for any liability or obligation of any other person, entity or organization.

               (c) For purposes of this Section 3.11, the term "liabilities" shall include, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility that is accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

        3.12 BOOKS AND RECORDS. The Company has made and kept books and records and accounts that, in reasonable detail, accurately and fairly reflect its activities. The Company has not engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in its normally maintained books and records.

        3.13 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.13 sets forth a complete and accurate list as of the date of this Agreement, of:

               (a) the name of each financial institution in which the Company has any account or safe deposit box;

               (b)    the names in which such accounts or boxes are held;

               (c)    the types of such accounts;

               (d) the name of each person authorized to draw thereon or have access thereto; and

               (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

        3.14 ACCOUNTS AND NOTES RECEIVABLE. The Company has delivered to Purchaser a complete and accurate list, as of the Balance Sheet Date, of the accounts and notes receivable of the Company (including, without limitation, receivables from and advances to employees and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories (collectively, the "Accounts Receivable"). All Accounts Receivable represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. The Accounts Receivable are current and collectible net of any respective reserves shown on the Company's books and records (which reserves are adequate and calculated consistent with past practice). There is no contest, claim or right of set-off under any contract with any obligor of an Account Receivable relating to the amount or validity of such Account Receivable.

        3.15 PERMITS. The Company owns or holds all licenses, franchises, permits and other governmental authorizations, including, without limitation, permits, titles, licenses and franchises necessary for the continued operation of its business as it is currently being conducted (the "Permits"). The Permits are valid, and the Company has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. No present or former stockholder, officer, manager, member or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permits. The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing. The transactions contemplated by this Agreement will not result in a default under, or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by any Permit.

        3.16   REAL PROPERTY.

               (a) For purposes of this Agreement, "Real Property" means all interests in real property other than Owned Real Property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way and all buildings and other improvements thereon owned, leased, enjoyed or used by the Company, together with any additions thereto or replacements thereof. "Owned Real Property" means all Real Property owned by the Stockholders or any other person, persons or business entities owned or controlled by the Stockholders which is used in the conduct of the business and operations of the Company.

               (b) The Company does not own and never has owned any Real Property and there is no Owned Real Property. Schedule 3.16(b) contains a complete and accurate description of all leased Real Property (including street address). The Real Property listed in Schedule 3.16(b) includes all interests in real property necessary to conduct the business and operations of the Company.

               (c)    Except as set forth in Schedule 3.16(c):

                      (i) The Real Property and all present uses and operations of the Real Property comply with all applicable Laws (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Company has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Real Property.

                      (ii) There are no parties other than the Company in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

                      (iii) All real property Taxes and assessments that are due and payable with respect to the Real Property have been paid or will be paid at or prior to the Closing Date.

                      (iv) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Company leases from any other party any Real Property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect. The Company has provided Purchaser with true and complete copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases has declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease. The Leases and the Company's interests thereunder are free of all Liens.

                      (v) None of the Leases requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

        3.17   PERSONAL PROPERTY.

               (a) Schedule 3.17(a) sets forth a complete and accurate list of all personal property included on the Interim Balance Sheet and all other personal property owned or leased by the Company with a current book value in excess of $5,000 both (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and an indication as to which assets are currently owned, or were formerly owned, by the Stockholders or the Company.

               (b) The Company currently owns or leases all personal property necessary to conduct the business and operations of the Company as they are currently being conducted.

               (c) All of the material, machinery and equipment of the Company, including that listed in Schedule 3.17(a), are in good working order and condition, ordinary wear and tear excepted. All leases set forth in Schedule 3.17(a) are in full force and effect and constitute valid and binding agreements of the Company, and the Company is not in breach of any of their terms. All fixed assets used by the Company that are material to the operation of its business are either owned by the Company or leased under an agreement listed in
Schedule 3.17(a).

        3.18   INTELLECTUAL PROPERTY.

               (a) Except as set forth in Schedule 3.18(a), the Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, the registered and unregistered Marks (defined below) listed in Schedule 3.18(a). Such Schedule lists (i) all of the Marks registered in the United States Patent and Trademark Office ("PTO") or the equivalent thereof in any state of the United States or in any foreign country, and (ii) all of the unregistered Marks that the Company now owns or uses in connection with its business. For purposes of this Section 3.18, the term "Mark" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held by the Company, including any registration or application for registration of any trademarks and service marks in the PTO or the equivalent thereof in any state of the United States or in any foreign country, as well as any unregistered marks used by the Company and any trade dress (including logos, designs, company names, business names, fictitious names and other business identifiers) used by the Company in the United States or any foreign country.

               (b) The Company is the true and lawful owner of, or is licensed or otherwise possesses legally enforceable rights to use, all rights in the Patents (defined below) listed in Schedule 3.18(b) and in the Copyrights (defined below) listed in Schedule 3.18(b). Such Patents and Copyrights constitute all of the Patents and Copyrights that the Company now owns or is licensed to use. The Company owns or is licensed to practice under all patents and copyright registrations that the Company now owns or uses in connection with its business. For purposes of this Section 3.18, the term "Patent" shall mean any United States or foreign patent to which the Company has title as of the date of this Agreement, as well as any application for a United States or foreign patent made by the Company; the term "Copyright" shall mean any United States or foreign copyright owned by the Company as of the date of this Agreement registered in the United States Copyright Office or the equivalent thereof in any foreign county, as well as any application for a United States or foreign copyright registration made by the Company.

               (c) Except as set forth in Schedule 3.18(c), the Company owns or is licensed to operate under and use all trade secrets, trade names, franchises, technology, proprietary rights, know-how or similar rights (collectively, "Other Rights"), including those set forth in Schedule 3.18(c), that it owns, uses or practices under.

               (d) The Marks, Patents, Copyrights and Other Rights listed in Schedules 3.18(a), 3.18(b) and 3.18(c) are referred to collectively herein as the "Intellectual Property." The Intellectual Property owned by the Company is referred to herein collectively as the "Company Intellectual Property." All other Intellectual Property is referred to herein collectively as the "Third Party Intellectual Property." Except as indicated in Schedule 3.18(d), the Company has no obligations to compensate any person for the use of any Intellectual Property nor has the Company granted to any person any license, option or other rights to use in any manner any Intellectual Property, whether or not requiring the payment of royalties.

               (e) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third Party Intellectual Property license, sublicense or agreement described in Schedule 3.18(a) and Schedule 3.18(b) or
Schedule 3.18(c). No claims with respect to the Company Intellectual Property or Third Party Intellectual Property are currently pending or, to the knowledge of the Company, are threatened by any person, nor, to the Company's knowledge, do any grounds for any claims exist:

(i) to the effect that the services provided by the Company or the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by the Company of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted by the Company; (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property or other trade secret material to the Company; or (iv) challenging the Company's license for, or legally enforceable right to use, the Third Party Intellectual Property. To the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party. Except as set forth in Schedule 3.26(b), the Company has (x) not been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim or infringement of trade secrets, any patents, trademarks, service marks or copyrights and which has not been finally terminated or been informed or notified by any third party that the Company may be engaged in such infringement or (y) no knowledge of any infringement liability with respect to, or infringement by, the Company of any trade secret, patent, trademark, service mark or copyright of another.

        3.19   MATERIAL CONTRACTS AND COMMITMENTS.

               (a) Schedule 3.19(a) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the twenty (20) customers that have effected the most purchases, in dollar terms, from the Company during twelve months ending on the Balance Sheet Date, and "Significant Suppliers" are the twenty (20) suppliers who supplied the largest amount by dollar volume of products or services to the Company during the twelve (12) months ending on the Balance Sheet Date.

               (b) Schedule 3.19(b) contains a complete and accurate list of all contracts, commitments, leases, instruments, agreements, licenses or permits, written or oral, to which the Company is a party or by which it or its properties are bound (including, without limitation, contracts with customers, joint venture or partnership agreements, contracts with any labor organizations, employment agreements, consulting agreements, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land or Liens) (i) to which the Company and the Stockholders or any affiliate of the Company, the Stockholders or any officer or director of the Company are parties ("Related Party Agreements"); (ii) that may give rise to obligations or liabilities exceeding, during the current term thereof, $10,000, or (iii) that may generate revenues or income exceeding, during the current term thereof, $10,000 (collectively with the Related Party Agreements, the "Material Contracts"). The Company has delivered to Purchaser true, complete and correct copies of the Material Contracts.

               (c) Except to the extent set forth in Schedule 3.19(c), (i) none of the Company's Significant Customers has canceled or reduced or, to the knowledge of the Company, is currently attempting or threatening to cancel or reduce, any purchases from the Company, (ii) none of the Company's Significant Suppliers has canceled or reduced or, to the knowledge of the Company, is currently attempting to cancel or reduce, the supply of products or services to the Company, (iii) the Company has complied with all of its commitments and obligations and is not in default under any of the Material Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Material Contracts that were not negotiated at arm's length. The Company has not received any material customer complaints concerning its products and/or services.

               (d) Each Material Contract is valid and binding on the Company and is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained all necessary consents, waivers and approvals of parties to any Material Contracts which are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are advisable in order that any such Material Contract remain in effect without modification after the Closing and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit ("Third Party Consents"). All Third Party Consents are listed in Schedule 3.19(d).

        3.20   GOVERNMENT CONTRACTS.

               (a)    The Company is not a party to any government contracts.

               (b) The Company has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government or any state or local government, nor, to the knowledge of the Company, has any suspension or debarment action been threatened or commenced.

        3.21 INSURANCE. Schedule 3.21 sets forth a complete and accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Company and all insurance loss runs or workers' compensation claims received for the past two (2) policy years. The Company has made available to Purchaser true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Company is otherwise in full compliance with the terms of such policies. Such policies of insurance are of the type and in amounts customarily carried by persons conducting businesses similar to that of the Company. To the knowledge of the Company, there have been no threatened terminations of, or material premium increases with respect to, any of such policies.

        3.22   ENVIRONMENTAL MATTERS.

               (a) Hazardous Material. No underground or aboveground storage tanks and no amount of any substance that has been designated by any governmental entity or by applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained (a "Hazardous Material"), are present in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its predecessors in interest has at any time owned, operated, occupied or leased. There are no underground and aboveground storage tanks, and the capacity, age, and contents of such tanks, located on Real Property leased by the Company.

               (b) Hazardous Materials Activities. The Company has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold or manufactured any product containing a Hazardous Material (collectively, "Company Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any governmental entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits and Compliance. The Company currently holds no environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") and no such Environmental Permits is necessary for the conduct of the Company's business as it is currently being conducted or as it is proposed to be conducted. The Company is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all governmental entities relating to pollution or protection of health and the environment or contained in any regulation, code, plan order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

               (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Company Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events or incidents that could involve the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) in any environmental litigation, give rise to any environmental claim against the Company or impose upon the Company (or any person or entity whose liability the Company has retained or assumed, either by contract or operation of law) any environmental liability including, without limitation, common law tort liability.

        3.23 YEAR 2000 COMPLIANCE. The Company and its information systems and software will continue to function without material impairment arising from any reliability or difficulty in processing date information accurately before, on or after January 1, 2000 (including leap years).

        3.24   BENEFIT PLANS AND EMPLOYEE MATTERS.

               (a)    Definitions.

                      (i) "Benefit Arrangement" means any benefit arrangement, obligation, or practice, whether or not legally enforceable, to provide benefits (other than merely as salary or under a Benefit Plan), as compensation for services rendered, to present or former directors, employees, agents, or independent contractors, including, but not limited to, employment or consulting agreements, severance agreements or policies, stay or retention bonuses or compensation, executive or incentive compensation programs or arrangements, sick leave, vacation pay, plant closing benefits, salary continuation for disability, workers' compensation, retirement, deferred compensation, bonus, stock option or purchase plans or programs, tuition reimbursement or scholarship programs, employee discount programs, meals, travel, or vehicle allowances, any plans subject to Code Section 125, and any plans providing benefits or payments in the event of a change of control, change in ownership or effective control or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, in each case with respect to any present or former employees, directors, or agents.

                      (ii)   "Benefit Plan" has the meaning given in ERISA
Section 3(3), together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by that or another section, (ii) maintained under non-U.S. law, or (iii) individually negotiated or applicable only to one person.

                      (iii) "Company Benefit Arrangement" means any Benefit Arrangement the Company sponsors or maintains or with respect to which the Company has or may have any current or future liability (whether actual, contingent, with respect to any of its assets or otherwise), in each case with respect to any present or former directors, officers, or employees of or service providers to the Company.

                      (iv) "Company Plan" means any Benefit Plan that the Company maintains or has previously maintained or to which the Company is obligated to make payments or has or may have any liability, in each case with respect to any present or former employees of the Company.

                      (v) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations and rules issued thereunder, or any successor law.

                      (vi) "ERISA Affiliate" means any person or entity that, together with the entity referenced, would be or was at any time treated as a single employer under Code Section 414 or ERISA Section 4001 and any general partnership of which the entity is or has been a general partner.

                      (vii) "Multiemployer Plan" means any Benefit Plan described in ERISA Section 3(37).

                      (viii) "Pension Plan" means any Benefit Plan subject to Code Section 412 or ERISA Section 302 or Title IV (including any Multiemployer
Plan) or any comparable plan not covered by ERISA.

                      (ix) "Qualified Plan" means any Benefit Plan intended to meet the requirements of Code Section 401(a), including any already terminated plan.

               (b) Schedule 3.24(b) contains a complete and accurate list of all Company Plans and Company Benefit Arrangements.

               (c)    With respect, as applicable, to Benefit Plans and Benefit
Arrangements:

                      (i) The Company has delivered true, correct, and complete copies of the following documents with respect to each Company Plan and Company Benefit Arrangement, to the extent applicable, to the Purchaser: (A) all plan or arrangement documents, including but not limited to, trust agreements, insurance policies, service agreements and formal and informal amendments to each; (B) the most recent Forms 5500 or 5500C/R and any attached financial statements and those for the prior three years and any related actuarial reports; (C) the last Internal Revenue Service ("IRS") determination or opinion letter, and the last IRS determination or opinion letter that covered the qualification of the entire plan (if different); (D) summary plan descriptions, summaries of material modifications, any prospectuses that describe the Company Plans or Company Benefit Arrangements, and Statement of Financial Accounting Standards Nos. 87, 106, and 112 reports; (E) the most recent written descriptions of all non-written agreements relating to any such plan or arrangement; (F) all notices the IRS, Department of Labor, or any other governmental agency or entity issued to the Company within the four years preceding the date of this Agreement; (G) employee manuals or handbooks containing personnel or employee relations policies; and (H) any other documents Purchaser has reasonably requested in writing;

                      (ii) The only Qualified Plans currently in operation are the Mobeo profit-sharing 401(k) plan and trust. The Company has not maintained or contributed to another Qualified Plan. The Qualified Plans qualify under Code Section 401(a), and nothing has occurred with respect to the operation of any Qualified Plans that could cause the loss of such qualification or exemption or the imposition of any liability, Lien, penalty or tax under ERISA or the Code on the Company; each Company Plan and each Company Benefit Arrangement has been maintained substantially in accordance with its constituent documents and with all applicable provisions of domestic and foreign laws, including federal and state securities laws and any reporting and disclosure requirements; with respect to each Company Plan, no transactions prohibited by Code Section 4975 or ERISA Section 406 and no breaches of fiduciary duty described in ERISA Section 404 have occurred; and no Company
Plan contains any security issued by the Company.

                      (iii) The Company has never sponsored or maintained or had any liability (whether actual or contingent) with respect to any Pension Plan; the Company has no liability (whether actual or contingent) with respect to any Pension Plan maintained by any predecessor entity (or any of their ERISA Affiliates); the Company neither has nor has ever had any ERISA Affiliates; the Company has no liability (whether actual or contingent) with respect to any Benefit Plan or Benefit Arrangement other than the Company Plans and Company Benefit Arrangement or with respect to any Benefit Plan maintained, now or in the past (or that should have been maintained), by any predecessor;

                      (iv) There are no pending claims (other than routine benefit claims) or lawsuits that have been asserted or instituted by, against, or relating to, any Company Plans or Company Benefit Arrangements, nor to the Company's Knowledge is there any basis for any such claim or lawsuit. No Company Plans or Company Benefit Arrangements are or have been under audit or examination (nor has notice been received of a potential audit or examination) by any domestic or foreign governmental agency or entity (including the IRS and Department of Labor);

and no matters are pending under the IRS's Employee Plans Compliance Resolutions System or any successor or predecessor program;

                      (v) Except as set forth in Schedule 3.24(c)(vi), no Company Plan or Company Benefit Arrangement contains any provision that would accelerate or vest any benefit or require severance, termination or other payments or trigger any liabilities as a result of the transactions this Agreement contemplates; the Company has not declared or paid any bonus or incentive compensation related to the transactions this Agreement contemplates; and no payments under any Company Plan or Company Benefit Arrangement would, individually or collectively, be nondeductible under Code Section 280G;

                      (vi) The Company has paid all amounts it is required to pay as contributions to the Company Plans as of the Balance Sheet Date to the extent due as of such Date; all benefits accrued under any unfunded Company Plan or Company Benefit Arrangement will have been paid, accrued, or otherwise adequately reserved in accordance with GAAP as of the Balance Sheet Date; all monies withheld from employee paychecks for Company Plans have been transferred to the relevant plan within the time applicable regulations specify;

                      (vii) The Company does not provide benefits through a voluntary employee beneficiary association as defined in Code Section 501(c)(9);

                      (viii) All group health plans of the Company materially comply with the requirements of Part 6 of Title I of ERISA ("COBRA"), Code
Section 5000, and the Health Insurance Portability and Accountability Act; the Company has no material liability under or with respect to COBRA for its own actions or omissions or those of any predecessor; no employee or former employee (or beneficiary of either) of the Company is entitled to receive any benefits for the Company, including, without limitation, death or medical benefits (whether or not insured) beyond retirement or other termination of employment, other than as applicable law requires.

               (d) Schedule 3.24(d) contains the most recent quarterly listing of workers' compensation claims and a schedule of workers' compensation claims of the Company for the last three fiscal years.

               (e) Schedule 3.24(e) sets forth an accurate list, as of the date hereof, of all employees of the Company who earned more than $50,000 in 1998 or who may earn more than $50,000 in 1999, all officers and all directors, and all employment agreements with such employees, officers, and directors and the rate of compensation (and the portions thereof attributable to salary, bonus, and other compensation respectively) of each such person as of (i) the Balance Sheet Date and (ii) the date of this Agreement. The schedule also shows totals accrued for vacation, sick leave, and incentive bonuses for all employees.

               (f)    With respect to employees of and services providers to the
Company:

                      (i) The Company complies and has complied in all material respects with all applicable domestic and foreign laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and no claims or investigations are pending or, to the Company's Knowledge, threatened with respect to such laws, either by private individuals or by governmental agencies; and all employees are at-will except as set forth in Schedule 3.24(f);

                      (ii) The Company is not nor has it been engaged in any unfair labor practice, and there is not now, nor within the past three years has there been, any unfair labor practice complaint against the Company pending or, to the Company's Knowledge, threatened, before the National Labor Relations Board or any other comparable foreign or domestic authority or any workers' council;

                      (iii) No labor union represents or has ever represented the Company's employees and no collective bargaining agreement is or has been binding against the Company. No grievance or arbitration proceeding arising out of or under collective bargaining agreements or employment relationships is pending, and no claims therefor exist or have, to the Company's Knowledge, been threatened; no labor strike, lock-out, slowdown, or work stoppage is or has ever been pending or threatened against or directly affecting the Company; and

                      (iv) All persons who are or were performing services for the Company and are or were classified as independent contractors do or did satisfy and have satisfied the requirements of law to be so classified, and the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

        3.25   TAXES.

               (a)    For purposes of this Agreement:

                      (i) "Tax" (including with correlative meaning the terms "Taxes") means (A) all foreign, federal, state, local and other income, gross receipts, sales, use, ad valorem, value-added, intangible, unitary, transfer, franchise, license, payroll, employment, estimated, excise, environmental, stamp, occupation, premium, property, prohibited transactions, windfall or excess profits, customs, duties or other taxes, levies, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law and (C) any liability for payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person for Taxes; and

                      (ii) The term "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, estimate or declaration of estimated tax relating to or required to be filed with any governmental authority in connection with the determination, assessment, collection or payment of any Tax.

               (b)    (i)    All Tax Returns required to be filed by or on
behalf of the Company have been filed (or an extension of the time to file has been obtained that has not yet expired), and such Tax Returns as have been filed are true, correct, and complete in all material respects.

                      (ii) The Company has paid in full on a timely basis all Taxes owed by it, whether or not shown on any Tax Return, other than Taxes that are not yet due and Taxes which the Company is presently contesting in good faith in appropriate proceedings that are described in item 4 of Schedule 3.26(b).

                      (iii) The amount of the Company's liability for unpaid Taxes as of the dates of the Company Financial Statements did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on such Company Financial Statements, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the Closing Financial Statements.

                      (iv)   There is no action, suit, proceeding,
investigation, audit or claim now proposed or pending against or with respect to the Company in respect of any Tax. No notice has been issued to the Company regarding any action, suit, proceeding, investigation, audit or claim with respect to any Tax.

                      (v) The Company has a taxable year ending on December 31, in each year commencing 1989.

                      (vi) The Company has not agreed to, and is not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

                      (vii) The Company has withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor or other third party.

                      (viii) The Company has not requested an extension of time within which to file any Tax Return or pay any Tax or been granted any extension or waiver of the statute of limitations period applicable to any Tax Return or Tax, and all Tax Returns of the Company for the preceding three years have been made available to and delivered to Purchaser.

                      (ix) There are (and as of immediately following the Closing there will be) no Liens on the assets of the Company relating or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                      (x) To the Knowledge of the Company, there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any

Lien on the assets of the Company or otherwise have an adverse effect on the Company or its business.

                      (xi) None of the Company's assets is treated as "tax exempt use property" within the meaning of Section 168(h) of the Code.

                      (xii) There are no contracts, agreements, plans or arrangements covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Section 280G, 404 or 162 of the Code.

                      (xiii) Neither the Company nor any direct or indirect shareholder of the Company has filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xiv) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xv) The Company is not, nor has it ever been, a party to a tax sharing, tax indemnity or tax allocation agreement, and the Company has not assumed the tax liability of any other person or entity under contract.

                      (xvi) The Company is not, nor has it ever been, a member of an affiliated group filing a consolidated federal income Tax Return. The Company does not, and will not have up to and including the Closing Date, any interest in any other corporation with respect to which the Company owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                      (xvii) The Company does not have any liability for the Taxes of any individual or entity other than the Company under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                      (xviii)The Company is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

               (c) Schedule 3.25(c) contains accurate and complete descriptions of (i) the Company's basis in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution allocable to the Company; and
(iii) tax elections affecting the Company. The Company has no net operating losses or other tax attributes presently subject to limitation under Section 382, 383 or 384 of the Code or the federal consolidated return regulations.

        3.26   CONFORMITY WITH LAW; LITIGATION.

               (a) The Company has not violated any Laws or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it.

               (b) Except as set forth in Schedule 3.26(b), there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Company, threatened against or affecting the Company at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. There are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or against any of its properties or business.

        3.27 RELATIONS WITH GOVERNMENTS. The Company has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office, nor has it otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

        3.28 ABSENCE OF CHANGES. Since December 31, 1998, the Company has conducted its business in the ordinary course, and there has not been:

               (a) any change, by itself or together with other changes, that has affected adversely, or is likely to affect adversely, the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of the Company;

               (b) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the properties or business of the Company;

               (c) except as set forth in Schedule 3.28(c), any change in the authorized capital of the Company or in its outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (d) any declaration or payment of any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

               (e) except as set forth in Schedule 3.28(e), any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by the Company to any of its officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, nor has the Company entered into, amended or terminated any Company Benefit Arrangement, Company Plan, employment, severance or other agreement relating to compensation or fringe benefits;

               (f) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of the Company;

               (g) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Stockholders or their affiliates;

               (h) except as set forth in Schedule 3.28(h), any cancellation, forgiveness or release or agreement to cancel, forgive or release any indebtedness or other obligation owing to the Company, including, without limitation, any indebtedness or obligation of the Stockholders and their affiliates;

               (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of the Company;

               (k) any waiver of any material rights or claims of the Company;

               (l) except as set forth in Schedule 3.28(l), any breach, amendment or termination of any Material Contract, agreement, license, Permit or other right to which the Company is a party;

               (m) any transaction by the Company outside the ordinary course of business;

               (n) except as set forth in Schedule 3.28(n), any capital commitment by the Company, either individually or in the aggregate, exceeding $10,000;

               (o) except as set forth in Schedule 3.28(o), any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company or the revaluation by the Company of any of its assets;

               (p) any creation or assumption by the Company of any mortgage, pledge, security interest or Lien or other encumbrance on any asset (other than Liens arising under existing lease financing arrangements which are not material and Liens for Taxes not yet due and payable);

               (q) except as set forth in Schedule 3.28(q), any entry into, amendment of, relinquishment, termination or non- renewal by the Company of any contract, lease transaction, commitment or other right or obligation requiring aggregate payments by the Company in excess of $10,000;

               (r) any loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

               (s) the commencement or notice or, to the knowledge of the Company, threat of commencement, of any lawsuit or proceeding against, or investigation of, the Company or any of its affairs; or

               (t) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Purchaser and its representatives regarding the transactions contemplated by this Agreement).

        3.29 DISCLOSURE. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statements and other writings (including without limitation, the Discussion Memorandum prepared by Ferris, Baker Watts, Incorporated) furnished to Purchaser pursuant hereto or in connection with this Agreement or the transactions contemplated hereby, are and will be complete and accurate in all material respects. No representation or warranty by the Stockholders or the Company contained in this Agreement, in the Schedules attached hereto or in any certificate furnished or to be furnished by the Stockholders or the Company to Purchaser in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Stockholders or the Company that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects or may threaten the assets, business, prospects, financial condition or results of operations of the Company that has not been set forth in this Agreement or any Schedule hereto.

        3.30 BROKER. Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other payment in connection with this Agreement other than the obligations incurred by the Stockholders (and not the Company) to Ferris, Baker Watts, Incorporated, as set forth in Schedule 3.30.

4.      REPRESENTATIONS OF PURCHASER

        To induce the Stockholders and the Company to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser represents and warrants to the Stockholders and the Company as follows:

        4.1 DUE ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its respective businesses in the places and in the manner as now conducted, except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of Purchaser.

        4.2 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of Purchaser executing this Agreement have all requisite corporate power and authority to enter into and bind Purchaser to the terms of this Agreement. Purchaser has the full legal right, power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms.

        4.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not:

               (a) conflict with, or result in a breach or violation of, the Limited Liability Company Agreement or Certificate of Limited Liability Company of Purchaser;

               (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under, any document, agreement or other instrument to which Purchaser is a party or result in the creation or imposition of any Lien on any of Purchaser's properties pursuant to (i) any law or regulation to which Purchaser or any of its property is subject or (ii) any judgment, order or decree to which Purchaser is bound or any of its property is subject; or

               (c) violate any law, order, judgment, rule, regulation, decree or ordinance to which Purchaser is subject or by which Purchaser is bound.

        4.4 BROKER. Purchaser and its members and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

        The obligation of Purchaser to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

        5.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company and the Stockholders on or before the Closing Date shall have been duly complied with, performed or satisfied; and certificates to the foregoing effects dated the Closing Date and signed on behalf of the Stockholders and the Company shall have been delivered to Purchaser.

        5.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Purchaser's proposed acquisition of the Company, or limiting or restricting Purchaser's conduct or operation of the business of the Company (or its own business) following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Purchaser, the Company or their respective properties or any of their officers or directors, which could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

        5.3 OPINION OF COUNSEL. Purchaser shall have received an opinion from counsel to the Stockholders and the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit 5.3.

        5.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by the Company and the Stockholders of the transactions contemplated hereby shall have been obtained and made, including without limitation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and all Third Party Consents, if applicable. Purchaser shall have obtained all necessary consents and approvals pursuant to Purchaser's Limited Liability Company Agreement for consummating the transactions contemplated by this Agreement.

        5.5 CHARTER DOCUMENTS. The Stockholders shall have delivered to Purchaser (a) true, complete and correct copies of the Certificate of Incorporation of the Company as currently in effect certified by an appropriate authority in the state of its incorporation and (b) copies of the Bylaws of the Company certified by the Secretary of the Company, and such documents shall be in form and substance reasonably acceptable to Purchaser and its counsel.

        5.6 EMPLOYMENT AGREEMENT. Edward Spear shall have executed and delivered an employment agreement and non-competition agreement (the"Employment Agreement"), substantially in the form attached hereto as Exhibit 5.6.

        5.7 ADVISORY SERVICES AGREEMENTS; CONFIDENTIALITY AGREEMENTS. Peter Kibler and Winston Barrett shall each have executed and delivered an advisory and non-competition agreement (each an "Advisory Services Agreement" and collectively the "Advisory Services Agreements"), substantially in the form attached hereto as Exhibit 5.7.

        5.8 CLOSING DELIVERIES. The Stockholders and the Company shall have made such deliveries as are called for by this Agreement.

        5.9    RESERVED.

        5.10 FINANCING. Purchaser shall have obtained financing having terms reasonably satisfactory to Purchaser and in an amount at least equal to the Purchase Price and the expenses of the Purchaser incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated herein. Purchaser shall use commercially reasonable efforts to obtain such financing and has no reason to believe that it will not be able to obtain such financing.

        5.11   REPAYMENT OF ALL INDEBTEDNESS.

               (a) Pursuant to Section 7.6 of this Agreement, Sellers shall have repaid in full, or caused to be repaid in full, as applicable, all indebtedness owed to the Company by any Stockholder, or relative of affiliate of any Stockholder.

               (b) Sellers shall have repaid in full, or caused to be repaid in full, as applicable, all indebtedness owed to any person or entity by any Stockholder, or relative of affiliate of any Stockholder, which has been secured by a pledge of any Stockholder's Shares.

        5.12   RESERVED.

        5.13 OPTIONS. The Sellers shall cause each person with securities convertible into capital stock of the Company (including without limitation options and warrants) have delivered all such convertible securities to Purchaser and all of those convertible securities shall have been marked "canceled."

6.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS
        AND THE COMPANY

        The obligations of the Stockholders and the Company to effect the transactions contemplated hereby are subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

        6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of Purchaser contained in this Agreement shall be true, correct and complete on and as of the Closing Date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by Purchaser on or before the Closing Date shall have been duly complied with, performed or satisfied; and a certificate to the foregoing effects dated the Closing Date and signed by the President or any Vice President of Purchaser shall have been delivered to the Stockholders.

        6.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging Purchaser's proposed acquisition of the Company, or limiting or restricting Purchaser's conduct or operation of the business of the Company (or its own business) following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened against Purchaser or the Company, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of Purchaser and its subsidiaries taken as a whole.

        6.3 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by Purchaser of the transactions contemplated herein shall have been obtained and made.

7.      CERTAIN COVENANTS

        7.1 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such party hereunder. The delivery of any notice pursuant to this Section 7.1 shall not, without the express written consent of the other parties, be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice,
(ii) modify the conditions set forth in Articles 5 and 6 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        7.2 UNPAID TAXES. The Stockholders jointly and severally covenant and agree to reimburse promptly Purchaser for any amount by which the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date exceeds the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) set forth on the Closing Financial Statements.

        7.3 TAX RETURNS. The Company shall prepare and timely file (or obtain valid extensions with respect to the filing of) all Tax Returns required to be filed by or on behalf of the Company between the Effective Date and the Closing Date. Purchaser shall have a reasonable opportunity to review and consent to the filing of such Tax Returns, which consent shall not be unreasonably withheld or delayed. The Company shall timely pay all Taxes shown as due on the Tax Returns described in this Section 7.3.

        7.4    COOPERATION ON TAX MATTERS.

               (a) Purchaser, the Company and the Stockholders shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other parties' request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Stockholders agree (i) to retain all books and records in their possession with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other parties so request, the

Company or the Stockholders, as the case may be, shall allow the other parties to take possession of such books and records.

               (b) Purchaser and the Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, without limitation, with respect to the transactions contemplated hereby).

        7.5 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid one-half by the Stockholders and one-half by Purchaser. The parties will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

        7.6 PAYMENT OF INDEBTEDNESS. Sellers shall cause all indebtedness owed to the Company by any Stockholder, or relative or affiliate of any Stockholder, to be paid in full prior to the Closing.

        7.7 NO NEGOTIATION. Until such time, if any, as this Agreement is terminated pursuant to Section 10.4, Sellers will not, and will cause each of their representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of the business or assets (other than the ordinary course of business), or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction.

        7.8 OPERATION OF THE COMPANY. Between the Effective Date and the Closing Date, Sellers:

               (a) shall conduct the business of the Company only in the ordinary course of business;

               (b) shall use their best efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

               (c) shall confer with Purchaser concerning operational matters of a material nature;

               (d) shall otherwise report periodically to Purchaser concerning the status of the business, operations and finances of the Company;

               (e) shall not make any Tax election other than in the ordinary course of business and consistent with past practice, change any Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment; and

               (f) except as otherwise expressly permitted by this Agreement, shall not without prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.28 is likely to occur.

        7.9 ACCESS TO INFORMATION. Subject to the terms of the Confidentiality Agreements described in Section 10.2, between the date of this Agreement and the Closing Date, Sellers will, and will cause each of their respective representatives to, (a) afford Purchaser and its representatives and prospective lenders and their representatives (collectively "Purchaser's Advisors") full and free access to the Company's personnel, properties, contracts, books and records, and other documents and data, (b) furnish Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request.

        7.10 FIRPTA CERTIFICATION. The Stockholders shall cause the Company to furnish to Purchaser at or before the Closing a certification satisfying the requirements of sections 1.897-2(h) and 1.1445-2(c)(3) of the Treasury Regulations that the Shares are not United States real property interests, together with a properly executed notice suitable for filing with the Internal Revenue Service as described in section 1.897-2(h)(2) of the Treasury Regulations.

        7.11   EMPLOYMENT AGREEMENT AND ADVISORY AGREEMENTS.

               (a) As consideration for the execution and delivery of acceptable Advisory Services Agreements, Purchaser will issue to Peter Kibler One Hundred Thousand (100,000) options to purchase units in the Purchaser and to Winston Barrett Twenty Five Thousand (25,000) options to purchase units in the Purchaser. Collectively, the One Hundred Twenty Five Thousand (125,000) options to purchase units in the Purchaser to be issued to Kibler and Barrett are referred to as the "Options." The Options shall be subject to the following terms and conditions:

                      (i) the exercise price shall be Fifteen Dollars ($15) per unit;

                      (ii) the Options shall vest in full at closing; and

                      (iii) the Options shall be exercisable at any time within five (5) years of the Closing, provided however, that if the Purchaser issues securities to the public in an initial public offering (an "IPO"), then the options will expire on the earlier to occur of eighteen months after the date of the IPO or on the fifth anniversary following the Closing.

        7.12 BROKER'S FEES. Stockholders jointly and severally will indemnify and hold Purchaser harmless from any payment alleged to be due for any brokerage or finder's fee or agents' commission or other payment in connection with this Agreement to be due by or through Sellers as a result of the action of Sellers or its officers or agents.

        7.13 OTHER DOCUMENTS. Sellers shall deliver such other documents as Purchaser may reasonably request for the purpose of evidencing the accuracy of Sellers' representations and warranties, evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such Seller facilitating the consummation or performance of the transactions contemplated under this Agreement.

        7.14 SETTLEMENT. Following the Closing, the Purchaser will cause the Company to use commercially reasonable efforts to settle the claim by Reuters described in Schedule 3.26(b) on terms that are as favorable to the Company as can be achieved by the Company.


8.      INDEMNIFICATION

        8.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders jointly and severally covenant and agree to indemnify, defend, protect and hold harmless Purchaser and its respective officers, directors, employees, stockholders, assigns, successors and affiliates, including without limitation, the Company (individually, an "Aether Indemnified Party" and collectively, the "Aether Indemnified Parties") from, against and in respect of:

               (a) all liabilities, losses, claims, (including, without limitation, third party claims) damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Aether Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:

                      (i) any breach of any representation or warranty of the Stockholders or the Company set forth in this Agreement or any schedule or certificate, delivered by or on behalf of any of the Stockholders or the Company in connection herewith;

                      (ii) any nonfulfillment of any covenant or agreement on the part of the Stockholders or, prior to the Closing Date, the Company, in this Agreement;

                      (iii) the business, operations or assets of the Company prior to the Closing Date or the actions or omissions of the Company's directors, officers, shareholders, employees or agents prior to the Closing Date, except as otherwise disclosed in the Company Financial Statements;

                      (iv)   reserved;

                      (v) failure of the Company to collect at least 95% of its accounts receivable reflected on the Closing Financial Statements in the ordinary course of business; or

                      (vi) any litigation or other claims of any kind brought against the Company or Purchaser arising out of acts or omissions of the Company or the Stockholders prior to Closing, including, without limitation, those matters set forth in Schedule 3.26(b).

               (b) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.1.

               Provided the Closing occurs, each Stockholder waives any right of contribution, indemnification or other similar right against (a) the Company arising out of the Seller's representations, warranties, covenants and agreements contained herein; and (b) Purchaser or the Company arising out of the Charter Documents or any other contractual obligation of the Company or any Company Benefit Arrangement or Company Plan. The Stockholders agree that any (i) fraud claim of Purchaser arising out of or relating to the transactions contemplated by this Agreement or (ii) any claim of Purchaser for contribution arising out of or relating to a third party claim for which the Stockholders may be individually liable under a theory of "piercing the corporate veil" or otherwise or as fiduciaries under any Company Benefit Arrangement or Company Plan may be asserted directly and fully against the Stockholders without the need for any claim against or joinder of the Company, provided that Purchaser must prove the elements of such claim.

        8.2 LIMITATION AND EXPIRATION. Notwithstanding anything in this Agreement to the contrary:

               (a) there shall be no liability for indemnification under Section
8.1 unless, and solely to the extent that, the aggregate amount of Damages exceeds $50,000 (the "Indemnification Threshold"); provided, however, that no Indemnification Threshold shall apply with respect to recovery of (i) Damages arising out of any breaches of the covenants of the Stockholders set forth in this Agreement or representations made in Section 3.4 (capital stock of the Company), 3.5 (transactions in capital stock), 3.19 (significant customers; material contracts and commitments), 3.24 (benefit plans and employment matters), 3.25 (taxes) or 3.26 (conformity with law; litigation) or (ii) Damages described in items 1, 4 and 5 of Schedule 3.26(b), although the entire amount of such Damages shall be applied to the calculation of the Indemnification Threshold with respect to those Damages not exempt from the Indemnification Threshold by this proviso; and provided further that if the aggregate amount of Damages exceeds the Indemnification Threshold, then the Stockholders shall reimburse the Aether Indemnified Parties for the entirety of all Damages and the Indemnification Threshold shall be disregarded.

               (b) the aggregate amount of the Stockholders' liability under this Section 8 shall not exceed the Purchase Price; provided, however, that the Stockholders' liability for Damages arising out of any breaches of the covenants of the Stockholders set forth in this Agreement or the representations made in
Section 3.4 (capital stock of the Company), 3.5 (transactions in capital stock),
3.24 (benefit plans and employment matters) or 3.25 (taxes) or Damages described in Section 8.1(a)(iii) or (vi) shall not be subject to such limitation;

               (c) the indemnification obligations under this Article 8 or in any certificate or writing furnished in connection herewith shall terminate on the latest to occur of the events described in the following clauses (i), (ii) and (iii) of this Section 8.2(c):

                      (i)    (1)    except as to representations, warranties and
covenants specified in clause (i)(2) of this Section 8.2(c), the second anniversary of the Closing Date, or

                             (2)    with respect to representations, warranties
and covenants contained in Sections 3.24 (benefit plans and employment matters),
3.25 (taxes), 7.2, 7.3, 7.4 and 7.5 (certain tax matters) and the indemnifications set forth in Section 8.1(a)(iii) or (vi), on the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof);

                      (ii) the final resolution of claims or demands (a "Claim") pending as of the relevant dates described in clause (i) of this
Section 8.2(c) (such claims referred to as "Pending Claims"), except that the indemnification obligation with regard to the New York state tax claim and the Reuters claim referred to in Schedule 3.26(b) shall only survive for two years following the Closing Date; and

                      (iii) with respect to representations and warranties contained in Section 3.4 (capital stock of the Company), there shall be no limitation.

        8.3 INDEMNIFICATION PROCEDURES. All Claims for indemnification under this Section 8 shall be asserted and resolved as follows:

               (a) In the event that any Aether Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Aether Indemnified Party shall with reasonable promptness send a Claim Notice (defined below) with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Aether Indemnified Party within the Notice Period (defined below) that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 8.3(a), the Aether Indemnified Party shall have thirty (30) days to respond in a written statement to the objection. If after such thirty (30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for thirty
(30) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

               (b) In the event that any Claim for which the Indemnifying Party would be liable to an Aether Indemnified Party hereunder is asserted against an Aether Indemnified Party by a third party, the Aether Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim

Notice (the "Notice Period") to notify the Aether Indemnified Party (i) whether or not such party disputes the liability to the Aether Indemnified Party hereunder with respect to such Claim and (ii) if such party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Claim; provided that such party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action that the Indemnifying Party shall deem necessary or appropriate to protect the Indemnifying Party's interests. In the event that the Indemnifying Party notifies the Aether Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify hereunder and desires to defend the Aether Indemnified Party against such Claim and except as hereinafter provided, such party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by such party to a final conclusion; provided that, unless the Aether Indemnified Party otherwise agrees in writing, such party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Aether Indemnified Party. If the Aether Indemnified Party desires to participate in, but not control, any such defense or settlement, the Aether Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Aether Indemnified Party against such Claim, whether by failure of such party to give the Aether Indemnified Party timely notice as provided above or otherwise, then the Aether Indemnified Party, without waiving any rights against such party, may settle or defend against any such Claim in the Aether Indemnified Party's sole discretion, and the Aether Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Aether Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               (c) If at any time, in the reasonable opinion of the Aether Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such Claim seeks material prospective or other relief which could have a materially adverse effect on the assets, liabilities, Taxes, financial condition, results of operations or business prospects of any Aether Indemnified Party or any subsidiary, the Aether Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim, and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Aether Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

               (d) Nothing herein shall be deemed to prevent the Aether Indemnified Party from making a claim, and an Aether Indemnified Party may make a claim hereunder, for potential or contingent claims or demands; provided that the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Aether Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

               (e) The Aether Indemnified Party's failure to give reasonably prompt notice as required by this Section 8.3 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability that the Indemnifying Party may have to the Aether Indemnified Party unless the failure to give such notice materially adversely prejudiced the Indemnifying Party.

               (f) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 8; provided that no Indemnifying Party shall be obligated to seek any payment pursuant to the terms of any insurance policy.

        8.4 SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS. All representations, warranties and covenants made by the Company, the Stockholders, Purchaser in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein). The representations of the Company and the Stockholders will survive the Closing and will remain in effect until, and will expire upon, the termination of the relevant indemnification obligation as provided in Section 8.2. The representations of Purchaser will survive the Closing and will remain in effect until, and will expire upon, the second anniversary of the Closing Date. The covenants of the parties will survive the Closing and expire in accordance with their terms.

        8.5 REMEDIES CUMULATIVE. The remedies set forth in this Article 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Aether Indemnified Parties under any other agreement or pursuant to statutory or common law.

        8.6    TAX CONTESTS.

               (a) If any Aether Indemnified Party receives written notice from any Tax authority of any audit, examination, claim or other administrative or judicial proceeding relating to Taxes or Tax Returns (a "Tax Claim") with respect to which the Indemnifying Party is required to provide indemnification under this Agreement, the Aether Indemnified Party shall give prompt written notice of such Tax Claim to the Indemnifying Party; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent that the failure to give such notice materially prejudices the Indemnifying Party.

               (b) The Indemnifying Party shall have the right, at its own expense, to control all proceedings and may make all decisions with respect to any Tax Claim for any Taxable period ending on or before the Closing Date; provided that the Aether Indemnified Party, and counsel of its own choosing, shall have the right, at its own expense, to participate fully in all aspects of the prosecution or defense of such Tax Claim; and provided further that the Indemnifying Party shall not take any action to settle or otherwise conclude any such Tax Claim without the prior written consent of the Aether Indemnified Party. The Indemnifying Party must notify the Aether Indemnified Party in writing within thirty (30) days after receiving notice of a Tax Claim pursuant to Section 8.6(a) that the Indemnifying Party intends to exercise its right to control the conduct of a Tax Claim described in this Section 8.6(b).

               (c) If the Indemnifying Party does not exercise its right to assume control of the proceedings and make decisions with respect to a Tax Claim, the Aether Indemnified Party may, without waiving its rights to indemnification hereunder, take any action to defend, settle or otherwise conclude the Tax Claim in such manner as it may deem appropriate in its sole and absolute discretion. Purchaser shall have the right to control and make all decisions with respect to any Tax Claim not described in
Section 8.6(b).

               (d) In the event that the provisions of this Section 8.6 hereof and the provisions of Section 8.3(b) and (c) conflict or otherwise each apply by their terms, this Section 8.6 shall govern all matters concerning Tax Claims.

9.      NONCOMPETITION AND CONFIDENTIALITY

        9.1 EMPLOYMENT AGREEMENT; ADVISORY AGREEMENTS. The noncompetition and confidentiality provisions of the Employment Agreement and Advisory Agreements constitute a material part of the purchase and sale transaction contemplated by this Agreement and are supported by adequate consideration.


10.     GENERAL

        10.1 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchaser or the Company and the heirs, personnel representatives and successors of the Stockholders.

        10.2 ENTIRE AGREEMENT. This Agreement (which includes the Schedules and Exhibits hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules to this Agreement is incorporated herein by reference and expressly made a part hereof. The Company and the Purchaser are also parties to the Non-Disclosure Agreement (two way) between the Company and the Purchaser dated July 30, 1999, and the Confidentiality Agreement dated July 30, 1999 among the Company, the Purchaser and certain other parties, which Agreements shall survive execution and delivery of this Agreement.

        10.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties.

        10.4   TERMINATION.

               (a) Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by mutual written agreement of Purchaser and the Sellers.

               (b) Termination by Sellers. This Agreement may be terminated and the stock purchase hereunder may be abandoned at any time prior to the Closing by Sellers if there has been one or more breaches by Purchaser of any representations, warranties, covenants, or agreements contained in this Agreement; provided, however, that Sellers may not terminate this Agreement pursuant to this Section 10.4(b) unless, within five (5) days of becoming aware of such breach, Sellers have given written notice of such breach to Purchaser and have provided Purchaser with fifteen (15) days to cure such breach.

               (c) Termination by Purchaser. This Agreement may be terminated and the stock purchase hereunder may be abandoned at any time prior to the Closing Date by Purchaser if: (i) there has been one or more breaches by any of the Sellers of any representations, warranties, covenants, or agreements contained in this Agreement; provided, however, that Purchaser may not terminate this Agreement pursuant to this Section 10.4(c)(i) unless, within five (5) days of becoming aware of such breach, Purchaser has given written notice of such breach to Seller and has provided Seller with fifteen (15) days to cure such breach; or (ii) Purchaser fails to obtain satisfactory financing, as provided in
Section 5.10.

               (d) Effect of Termination. In the event of the termination of this Agreement pursuant to this Section 10.4, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto or its officers, directors or stockholders. Notwithstanding the foregoing sentence, (i) the provisions of this Section 10.4 shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to Section 10.4(c)(i), if due to(A) a material breach of a representation or warranty that any Seller knows was incorrect when made or, with the exercise of reasonable care, any Seller should have known was incorrect when made, or (B) an intentional breach of any representation, warranty, covenant or agreement in this Agreement by any Seller, then notwithstanding the provisions of Section
10.5 below, Sellers shall be liable to Purchaser to the extent of the expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby, as well as any damages in accordance with applicable Laws.

        10.5 EXPENSES. The Stockholders (and not the Company) have and will pay the fees, expenses and disbursements of the Stockholders, the Company, and each of their agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement. Purchaser has and will pay the fees, expenses and disbursements of Purchaser and each of its agents, representatives, financial advisers, accountants and counsel incurred in connection with the subject matter of this Agreement.

        10.6 SPECIFIC PERFORMANCE; REMEDIES. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the noncompetition provisions reference in Section 9.1. It is accordingly agreed that, in addition to any other remedies that may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the covenants and agreements contained in this Agreement.

        10.7 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

        If to Purchaser to:

               Aether Technologies International, L.L.C.
               11460 Cronridge Drive
               Owings Mills, MD 21117
               Tel: 410-654-6400
               Fax: 410-654-6554

               Attention:   Mr. David Oros

        with a required copy to:

               Wilmer, Cutler & Pickering
               2445 M Street N.W.
               Washington, D.C. 20037
               Tel: 202-663-6000
               Fax: 202-663-6363

               Attention: Mark Dewire, Esq.

If to the Stockholders or the Company to:

               Mobeo, inc.
               7700 Wisconsin Avenue
               Suite 420
               Bethesda, MD 20814
               Tel: 301-951-1733
               Fax: 301-951-1731

               Attention: Mr. Richard Gutowski
               with a required copy to:

               Piper & Marbury, L.L.P.
               1850 Centennial Park Drive
               Suite 610
               Reston, VA  20191
               Tel:  703-390-5240
               Fax:  703-390-5299

               Attention:  Nancy A. Spangler, Esq.

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

        10.8 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Maryland, without regard to principles of conflicts of laws thereof.

        10.9 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

        10.10  ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. Except as set forth in
Section 8, no provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

        10.11 AMENDMENT; WAIVER. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        10.12 OPERATION OF THE COMPANY. The Stockholders recognize that Purchaser, as the owner of the Company, shall have the authority to exercise its own good faith business judgment with regard to the operations of Purchaser and its subsidiaries including, following the Closing, the Company. The Stockholders acknowledge that such authority and control shall include, without limitation, a determination of appropriate charges to the Company of charges incurred by the Company, personnel decisions, expansion decisions, the use and nature of the assets of the Company and the nature and amount of capital of the Company.

        10.13  ARBITRATION.

        (a) Any disputes, controversies or claims between or among any of the parties hereto arising out of, related to or in connection with this Agreement ("Disputes") shall be resolved by binding arbitration, which shall be administered by the American Arbitration Association ("AAA") and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), as such Rules may be amended from time to time, with the hearing locale to be the State of Maryland, unless some other location and/or arbitrator are chosen by mutual consent of the parties.

        (b) A single neutral arbitrator (the "Arbitrator") shall preside over the arbitration and decide the Dispute (the "Decision"). The AAA shall use its normal procedures pursuant to the Rules for selection of the Arbitrator.

        (c) The Decision shall be binding, and the prevailing party may enforce such decision in any court of competent jurisdiction.

        (d) The parties shall cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable and, in this connection, to furnish such documents and make available such persons as the Arbitrator may request.

        (e) The parties have selected arbitration in order to expedite the resolution of Disputes and to reduce the costs and burdens associated with litigation. The parties agree that the Arbitrator should take these concerns into account when determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

        (f) Without limiting any other remedies that may be available under applicable law, the Arbitrator shall have no authority to award punitive damages.

        (g) The Arbitrator shall render a Decision within ninety (90) days after accepting an appointment to serve as Arbitrator unless the parties otherwise agree or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period.

        (h) Notwithstanding anything herein to the contrary, any of the parties may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage pending the selection of an arbitrator to render a Decision on the ultimate merits of any Dispute.

        (i) All proceedings and decisions of the Arbitrator shall be maintained in confidence, to the extent legally permissible, and shall not be made public by any party or any Arbitrator without the prior written consent of all parties to the arbitration, except as may be required by law.

        (j) Each party shall bear its own costs and attorneys' fees, and the parties shall equally bear the fees, costs and expenses of the Arbitrator and the arbitration proceedings; provided, however, that the Arbitrator may exercise discretion to award costs and attorneys' fees to the prevailing party.

        10.14 MUTUAL DRAFTING. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

        10.15 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel.

        10.16 FURTHER ASSURANCES. Each of the Sellers and Purchaser will upon request of the other, from time to time after the Closing, execute and deliver and use their commercially reasonable best efforts to cause other persons to execute and deliver, all such further documents and instruments and will do or use its commercially reasonable best efforts to cause or be done such other acts as a party may reasonably request more completely to consummate and make effective the transactions contemplated by this Agreement.


                            [Signature page follows]
        IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.



                             AETHER TECHNOLOGIES
                              INTERNATIONAL, L.L.C.

                             By:   /s/ David S. Oros
                                   -----------------------------------
                             Name:
                             Title:  President/CEO


                             MOBEO, INC.

                             By:   /s/ Peter Kibler
                                   -----------------------------------
                             Name:
                             Title:  President



                             STOCKHOLDERS:


                             /s/ Peter Kibler
                             -----------------------------
                             Peter Kibler

                             /s/ Winston Barrett
                             -----------------------------
                             Winston Barrett

                             /s/ Edward Spear
                             -----------------------------
                             Edward Spear

                    SCHEDULE 1.2(a)(ii) -- REASONS FOR REFUNDING $200,000


Failure of any of the conditions set forth in Sections 5.1 through 5.8, 5.11 or 5.13.

                                                                     EXHIBIT 5.6

                                                         AGREED FORM: 8/18/99

                                                       [ ] Employee's Copy
                                                       [ ] Company's Copy

                                   MOBEO, INC.
                              EMPLOYMENT AGREEMENT

To EDWARD SPEAR:

         This Agreement establishes the terms of your employment with mobeo, inc., a Delaware corporation (the "Company"). Your employment under this Agreement is contingent on the closing (the "Closing") of Aether Technologies International, L.L.C.'s ("Aether's") acquisition of mobeo, inc. as set forth in the stock purchase agreement dated as of __________________. If the Closing does not become occur, this Agreement will not bind either you or the Company, unless both you and the Company agree otherwise in writing.

EMPLOYMENT AND DUTIES               You and the Company agree to your employment as ____________
                                    on the terms contained herein.  In such position, you will report directly to the [President][other title] (your "Direct Report").  (The
                                    Company's President may change your Direct Report from time to time in its or his discretion.)  You agree to perform whatever duties your Direct Report may assign you from time to time.  During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as your Direct
                                    Report otherwise agrees from time to time).  You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit A to this Agreement.

TERM OF EMPLOYMENT                  Your employment under this Agreement begins as of the
                                    _____________ (the "Effective Date").  Unless sooner terminated under this Agreement, your employment ends at 6:00 p.m. Eastern
                                    Time on the SECOND anniversary of the Effective Date.

                                    The period running from the Effective Date to the applicable date in the preceding sentence is the "Term."

                                    Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

COMPENSATION

         Salary                     The Company will pay you an annual salary (the "Salary") from the Effective Date at the rate of not less than $200,000 in accordance with its generally applicable payroll practices.  Your
                                    Direct Report will review your Salary annually and consider you for increases.

         Options                    The Company will grant an option to you under Aether's Equity
                                    Incentive Plan to acquire 26,000 units: 14,000 at the exercise price of $12.00 per unit and 12,000 at the exrecise price of $6.00 per unit of limited liability company interests in Aether as of the
                                    Effective Date.  Such option will be exercisable as
                                    follows:______________

         Employee Benefits          While the Company employs you under this Agreement, the
                                    Company will provide you with the same benefits as it makes generally available from time to time to the Company's
                                    employees, as those benefits are amended or terminated from time to time.  Your participation in the Company's benefit plans will be subject to the terms of the applicable plan documents and the
                                    Company's generally applied policies, and the Company in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

PLACE OF EMPLOYMENT                 Your principal place of employment will be at such offices as the
                                    Company may establish from time to time and to which it assigns you in its sole discretion.  You understand and agree that you must travel from time to time for business reasons.

EXPENSES                            The Company will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the
                                    Company in performing your duties under this Agreement.  You must itemize and substantiate all requests for reimbursements.
                                    You must submit requests for reimbursement in accordance with the policies and practices of the Company.


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
NO OTHER EMPLOYMENT                 While the Company employs you, you agree that you will not, directly or indirectly, provide services to any person or
                                    organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with your faithful performance of your duties as an employee without the Company's Board of Director's (the "Board") prior written consent.  (This prohibition excludes any work performed at the Company's direction.)  You may manage your personal investments, as long as the management takes only minimal
                                    amounts of time and is consistent with the provisions of the NO
                                    COMPETITION Section in Exhibit A and is otherwise consistent with the policies and practices of  the Company.

                                    You represent to the Company that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would
                                    prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

NO CONFLICTS OF INTEREST            You confirm that you have fully disclosed to the Company, to the best of your knowledge, all circumstances under which you, your spouse, and your immediate relatives (and others who reside in your household) have or may have a conflict of interest with the
                                    Company.  You further agree to fully disclose to the Company any such circumstances that might arise during your employment.
                                    You agree to fully comply with the Company's policy and
                                    practices relating to conflicts of interest.

NO IMPROPER                         You will neither pay nor permit payment of any remuneration to
PAYMENTS                            or on behalf of any governmental official other than payments required or permitted by applicable law.  You will comply fully with the Foreign Corrupt Practices Act of 1977, as amended.
                                    You will not, directly or indirectly,


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
                                            make or permit any contribution, gift, bribe, rebate,
                                            payoff, influence payment, kickback, or other payment to
                                            any person or entity, private or public, regardless of what form, whether in money, property, or services

                                                     to obtain favorable treatment for business secured,

                                                     to pay for favorable treatment for business secured,

                                                     to obtain special concessions or for special
                                                     concessions already obtained, or

                                                     in violation of any legal requirement, or

                                            establish or maintain any fund or asset related to the
                                            Company that is not recorded in the Company's books and
                                            records, or

                                            take any action that would violate (or would be part of a
                                            series of actions that would violate) any U.S. law,
                                            including those laws relating to trading with the enemy,
                                            export control, and boycotts of Israel or Israeli products
                                            (as is sought by certain Arab countries).

TERMINATION                Subject to the provisions of this section, you and the Company agree that it may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Company with 90 days' prior written notice (unless your Direct Report has previously waived such notice in writing or authorized a shorter notice period).

         For Cause                  The Company may terminate your employment for "Cause" if
                                    you:

                                            (i)  commit a material breach of your obligations or
                                            agreements under this Agreement, including Exhibit A;


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
                                            (ii)  commit an act of gross negligence or otherwise act
                                            with willful disregard for the Company's best interests;

                                            (iii)  fail or refuse to perform any duties delegated to you that are consistent with the duties of similarly-situated
                                            employees or are otherwise required under this Agreement;

                                            (iv)  seize a corporate opportunity for yourself instead of offering such opportunity to the Company; or

                                            (v)  are convicted of or plead guilty or no contest to a
                                            misdemeanor (other than a traffic violation) or felony, or violate any federal or state securities or tax laws, or, with respect to your employment, commit either a material
                                            dishonest act or common law fraud.

                                    Your termination for Cause will be effective immediately upon the
                                    Company's mailing or transmission of notice of such termination.
                                    Before terminating your employment for Cause under clauses
                                    (i) - (iv) above, the Company will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause and, if your Direct Report reasonably considers the situation to be correctable, give you 30 days after you receive such notice to correct the situation (and thus avoid termination for
                                    Cause), unless the Company agrees to extend the time for
                                    correction.  You agree that your Direct Report will have the discretion to determine whether your correction is sufficient.

         Without Cause              Subject to the provisions below under Payments on Termination, the Company may terminate your employment under this
                                    Agreement before the end of the Term without Cause.

         Disability                 If you become "disabled" (as defined below), the Company may terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Company for more than 90 consecutive days because of physical or mental disability, incapacity, or illness.

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
                                    You are also disabled if you are found to be disabled within the meaning of the Company's long-term disability insurance
                                    coverage as then in effect (or would be so found if you applied for the coverage).

         Death                      If you die during the Term, the Term will end as of the date of your death.

         Payments on                If you resign or the Company terminates your employment
         Termination                without cause or because of disability or death, the Company will pay you any unpaid portion of your Salary pro-rated through the date of actual termination and any annual bonuses already
                                    determined by such date but not yet paid, reimburse any
                                    substantiated but unreimbursed business expenses, pay any
                                    accrued and unused vacation time (to the extent consistent with the
                                    Company's policies), and provide such other benefits as applicable laws or the terms of the benefits require.  Except to the extent the law requires otherwise or as provided in the Severance paragraph, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination or resignation.  If your employment is terminated or never begins because the
                                    Company does not complete its acquisition, you acknowledge that you have no rights to the Severance set forth below or to any other payments under or with respect to this Agreement.

         Severance                  In addition to the foregoing payments, if before the end of the
                                    Term, the Company terminates your employment without Cause, the Company will

                                                     pay you severance equal to your Salary, as then in
                                                     effect, for up to 6 months depending upon position
                                                     at Company on the same schedule as though you had
                                                     remained employed during such period, even though
                                                     you are not employed;


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


                                                     if, however and in lieu of preceding sentence, you
                                                     are terminated without cause after a Change of
                                                     Control (as defined in Aether's 1998 Equity
                                                     Incentive Plan) and before the second anniversary
                                                     of the Effective Date, you will receive severence
                                                     equal to Salary that is the greater of 12 months or
                                                     the remaining number of months before the second
                                                     anniversary of the Effective Date;  and

                                                     pay the premium cost for you to receive any group
                                                     health coverage the Company must offer you under
                                                     Section 4980B of the Internal Revenue Code of
                                                     1986 ("COBRA Coverage") for the first six months'
                                                     coverage (unless the coverage is then provided
                                                     under a self-insured plan).

                                            You are not required to mitigate amounts payable under
                                            the Severance paragraph by seeking other employment or
                                            otherwise; however, you agree to return any payments
                                            under this Severance paragraph if you fail to comply with
                                            Exhibit A.  Expiration of this Agreement, whether because
                                            of notice of non-renewal or otherwise, does not constitute termination without Cause and does not entitle you to
                                            Severance.

ASSIGNMENT                          The Company may assign or otherwise transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to

                                            any of the affiliates or subsidiaries of the Company or

                                            to any business entity that at any time by merger,
                                            consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or to which the Company
                                            transfers all or substantially all of its assets.


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
                                    Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Company for all purposes.  You agree that assignment or transfer does not entitle you to
                                    Severance.  This Agreement binds and benefits the Company, its successors or assigns, and your heirs and the personal
                                    representatives of your estate.  Without your Direct Report's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY                        If the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of  Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed
                                    replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT; WAIVER                   Neither you nor the Company may modify, amend, or waive the terms of this Agreement other than by a written instrument signed by you and an executive officer of the Company duly authorized by the Board.  Either party's waiver of the other party's
                                    compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING                         The Company will reduce its compensatory payments to you for withholding and FICA taxes and any other withholdings and
                                    contributions required by law.

GOVERNING LAW                       The laws of the State of Maryland (other than its conflict of laws provisions) govern this Agreement.

NOTICES                             Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight

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
                                    delivery. You should send or deliver your notices to the
                                    Company's corporate headquarters.  The Company will send or deliver any notice given to you at your address as reflected on the
                                    Company's personnel records.  You and the Company may change the address for notice by like notice to the others.  You and the
                                    Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms effective transmission.

SUPERSEDING EFFECT                  This Agreement supersedes any prior oral or written employment, severance, option, or fringe benefit agreements between you and the Company, other than with respect to your eligibility for generally applicable employee benefit plans.  This Agreement supersedes all prior or contemporaneous negotiations,
                                    commitments, agreements, and writings with respect to the subject matter of this Agreement (other than _________, dated as of
                                    ____________, 19__).  All such other negotiations, commitments, agreements, and writings will have no further force or effect; and
                                    the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.



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



If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors you choose.

                                    MOBEO, INC.

                               By:  __________________________________

                                             Name:  ______________________

                                             Title:   ______________________



I accept and agree to the terms of employment set forth in this Agreement:

___________________________
     Edward Spear

Dated:_____________________

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                                    Exhibit A

NO COMPETITION                      In consideration of your employment by the Company and salary and benefits under this Agreement, while the Company (or its successor or transferee) employs you and to the end of the
                                    Restricted Period (as defined below), you agree as follows:

                                    The Company has been formed to provide wireless data services and systems.  You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the Market Area (each as defined below).  That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing
                                    Business.  You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is publicly traded without violating this No Competition covenant, so long as you have no involvement beyond passive investing in such
                                    business and you comply with the second sentence of this
                                    paragraph.

                                    You acknowledge that, during the Restricted Period, you may engage in any business activity or gainful employment of any type and in any place except as described above.  You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this agreement.

         Definitions

                  Competing         Competing Business means any service or product of any person
                  Business          or organization other than the Company or the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or product of the Company Group upon which or with which you

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
                                    have worked for the Company or the Company Group or about
                                    which you acquire knowledge while working for the Company or the Company Group.  Competing Business includes any enterprise engaged in the design, development, sale and/or support of products and/or services that provide and/or support wireless data services and/or systems that enable people to use wireless devices for data communications and transactions.

                  Market Area       The Market Area consists of North America and the countries of the European Union.  You agree that the Company provides
                                    services both at its facilities and at the locations of its customers or clients and that, by the nature of its business, it operates globally.

                  Restricted        For purposes of this Agreement, the Restricted Period
                  Period            ends at the later of the second anniversary of the date your employment with the Company Group ends for any reason or the fourth anniversary of the Effective Date.

NO INTERFERENCE;                    During the Restricted Period, you agree that you will not, directly
NO SOLICITATION                     or indirectly, whether for yourself or for any other individual or entity (other than the Company or its affiliates or subsidiaries), intentionally

                                            solicit any person or entity who is, or was, within the
                                            Restricted Period, a customer, prospect, or client of the
                                            Company Group;

                                            hire away or endeavor to entice away from the Company
                                            Group any employee or any other person or entity whom
                                            the Company Group engages to perform services or supply
                                            products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

                                            hire any person whom the Company Group employs or
                                            employed within the prior 12 months.

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
SECRECY

         Preserving                 Your employment with the Company under and, if applicable,
         Company                    before this Agreement, has given and will give you Confidential
         Confidences                Information (as defined below).  You acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Company or
                                    Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.  Accordingly, you agree with the Company that you will not at any time, except in performing your employment duties to the Company or the Company Group under this Agreement (or
                                    with the Board's or your Direct Report's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential
                                    Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Company or the
                                    Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the
                                    Company or the Company Group.

         Preserving                 You agree not to use in working for the Company Group and not
         Others'                    to disclose to the Company Group any trade secrets or other
         Confidences                information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind.  You agree to promptly inform the Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might
                                    violate because of information you provide.

         Confidential               "Confidential Information" includes, without limitation,
         Information                information that the Company or the Company Group has not
                                    previously disclosed to the public or to the trade with respect to the Company's or the Company Group's present or future
                                    business, including its operations, services, products, research,

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
                                    inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property,
                                    confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the
                                    Company Group that may be of value to the Company or the
                                    Company Group but excludes any information already properly in the public domain.  "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

                                    You understand and agree that the rights and obligations set forth in this SECRECY Section will continue indefinitely and will survive termination of this Agreement and your employment with the
                                    Company or the Company Group.

EXCLUSIVE PROPERTY                  You confirm that all Confidential Information is and must remain the exclusive property of the Company or the relevant member of the Company Group.  Any office equipment (including computers)
                                    you receive from the Company Group in the course of your
                                    employment and all business records, business papers, and business documents you keep or make, whether on digital media or
                                    otherwise, in the course of your employment by the Company relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group.  Upon the termination of this
                                    Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office

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
                                    equipment (including computers) and any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or
                                    reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your employment. You agree that you will not, without the
                                    Company's consent, retain copies, excerpts, summaries, or
                                    compilations of the foregoing information and materials.  You understand and agree that the rights and obligations set forth in this EXCLUSIVE PROPERTY Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

COPYRIGHTS,                         You agree that all records, in whatever media (including written
DISCOVERIES,                        works), documents, papers, notebooks, drawings, designs,
INVENTIONS, AND                     technical information, source code, object code, processes,
PATENTS                             methods or other copyrightable or otherwise protected works you conceive, create, make, invent, or discover or that otherwise relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group's facilities, materials,
                                    personnel, or Confidential Information in the course of your employment (whether or not during usual working hours),
                                    whether conceived, created, discovered, made, or invented
                                    individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the
                                    Company Group, as specified by the Company), as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works.  (All references in this section to the Company include the members of the Company Group,
                                    unless the Company determines otherwise.)  You irrevocably and unconditionally waive all rights, wherever in the world
                                    enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your employment with the
                                    Company Group or any predecessor.  Without limitation, you

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
                                    waive the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment.  You recognize any such works are "works for hire" of which the Company is the author.

                                    You will promptly disclose, grant, and assign ownership to the
                                    Company for its sole use and benefit any and all ideas, processes, inventions, discoveries, improvements, technical information, and copyrightable works (whether patentable or not) that you develop, acquire, conceive or reduce to practice (whether or not during usual working hours) while the Company or the Company Group employs you.  You will promptly disclose and hereby grant and assign ownership to the Company of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or
                                    information.  In connection therewith:

                                            You will, without charge but at the Company's expense,
                                            promptly execute and deliver such applications,
                                            assignments, descriptions, and other instruments as the
                                            Company may consider reasonably necessary or proper to
                                            vest title to any such inventions, discoveries,
                                            improvements, technical information, patent applications,
                                            patents, copyrightable works, or reissues thereof in the
                                            Company and to enable it to obtain and maintain the entire worldwide right and title thereto; and

                                            You will provide to the Company at its expense all such
                                            assistance as the Company may reasonably require in the
                                            prosecution of applications for such patents, copyrights, or reissues thereof, in the prosecution or defense of
                                            interferences that may be declared involving any such
                                            applications, patents, or copyrights and in any litigation in which the Company may be involved relating to any such
                                            patents, inventions, discoveries, improvements, technical
                                            information, or copyrightable works or reissues thereof.

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



                                            The Company will reimburse you for reasonable
                                            out-of-pocket expenses you incur and pay you reasonable
                                            compensation for your time if the Company Group no
                                            longer employs you.

                                    [You and the Company agree that Exhibit B lists and briefly describes works, inventions, discoveries, proprietary information, and copyrighted or copyrightable works (including contemplated works) that the Company will not contest are owned (or will be owned) by you or any entity to which you have assigned them.
                                    You agree that you have no ownership interest in any other such works or related patents or copyrights that relate in any way to the business of the Company or the Company Group.]

                                    To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or
                                    copyrightable works, or other forms of intellectual property that are incorporated in the work product you create for the Company
                                    Group, you agree that the Company will have an unrestricted, non-exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and you hereby grant such license to the Company (and the Company Group).

                                    This COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS section does not apply to an invention or discovery for which no
                                    equipment, supplies, facility or trade secret information of the
                                    Company Group  (including its predecessors) was used and that was developed entirely on your own time, unless (a) the invention relates (i) directly to the business of the Company Group, or (ii)
                                    the Company Group's actual or then reasonably anticipated
                                    research or development, or (b) the invention results from any work you performed for the Company Group or any predecessor.

MAXIMUM LIMITS                      If any of the provisions of Exhibit A are ever deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Company agree to reduce the limitations to the

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                                                                   Page 17 of 19

                                    maximum permissible limitation, and you and the Company
                                    authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits; provided, however, that such
                                    reductions apply only with respect to the operation of such provision in the particular jurisdiction with respect to which such adjudication is made.

INJUNCTIVE RELIEF                   Without limiting the remedies available to the Company, you acknowledge

                                            that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Company and
                                            Company Group for which there is no adequate remedy at
                                            law, and

                                            that it will not be possible to measure damages for such
                                            injuries precisely.

                                    You agree that, if there is a breach or threatened breach, the
                                    Company or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.  The Company or any member of the Company
                                    Group will, in addition to the remedies provided in this
                                    Agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation and for the specific enforcement of the covenants contained in this
                                    Agreement.  Resort to any remedy provided for in this Section or provided for by law will not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies, or preclude the Company's or the Company Group's recovery of
                                    monetary damages and compensation.  You also agree that the
                                    Restricted Period or such longer period during which the
                                    covenants hereunder by their terms survive will extend for any

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                                                                   Page 18 of 19

                                    and all periods for which a court with personal jurisdiction over you finds that you violated the covenants contained in this
                                    Exhibit A.



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                                                                   Page 19 of 19

                                                                     EXHIBIT 5.7
                                                            AGREED FORM: 8/18/99



                                                         [ ] Contractor's Copy
                                                         [ ] Company's Copy

                                                 August ____, 1999

Mr. Peter Kibler

         Re:  Advisory Services Agreement

Dear Mr. Kibler:

         This letter establishes the terms and conditions of your engagement to provide advisory services to Aether Technologies International, L.L.C. (the "Company") and its subsidiary, mobeo, inc. ("mobeo"). We are entering into this agreement so that you can provide services to the Company and so that you will agree to refrain from competition with the Company and certain related companies.

DUTIES                     As the Company's consultant, you will provide such advice and assistance as the Company's President or his delegate request, consistent with your experience, with respect to the integration of mobeo with the Company and operation of mobeo and the development of its products and services.

                           You agree to devote such portion of your professional time, attention, and efforts as you need to perform the services provided under this agreement, with a maximum hourly commitment of 15 hours per month, except as you and the Company otherwise agree.

TERM                       Except as the next sentence provides, you and the Company agree that this letter agreement will have no force or effect until the date (the "Effective
                           Date") that the Company closes its acquisition of mobeo.  This agreement will run through the second anniversary of the Effective Date (which period will be the "Term"), unless sooner terminated.  Neither party expects or has a right to renew or extend this agreement absent the other's consent.

RELATIONSHIP               You are engaged in an independent business.  You will be and act as an independent contractor. You will not be treated as an employee of the
                           Company for any purpose whatsoever.  You agree that you are an

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
                           independent contractor for purposes of the Internal Revenue Code and for all other purposes.

                           You understand and agree that your status as an independent contractor means that you are not eligible to participate in any of the Company's, mobeo's, or their affiliates' employee benefit plans, programs, or arrangements during the Term of this agreement (except as provided below under BENEFITS), and you agree to waive any such participation for that period even if your status is later reclassified.

                           In performing the services described under DUTIES, you will report to such employees as the Company designates.  You will have no authority to enter into any contract or make any commitment for the Company, and you agree not to do so.  You are not an agent or representative of the Company Group and do not have the right to employ any person on the Company's or the
                           Company Group's behalf.  (For purposes of this Agreement,  Company, mobeo, or any other entities that are majority owned, directly or indirectly, by the Company and their successors and assigns are referred to as the
                           "Company Group.")

                           You understand that the Company is interested only in the results of your services.  You will have exclusive control and supervision over the methods used to perform your services.  You may concurrently provide services to or be employed by any entity, so long as you comply with the
                           NO COMPETITION section and other restrictions in this agreement.  The
                           Company Group will have no responsibility for direction and supervision of your activities for any other entity.

RETAINER                   As compensation for your performance of services hereunder and other covenants you agree to, the Company will grant you an option for One
                           Hundred Thousand (100,000) units in common interests in the Company, at a price per unit of $15.00, with a Date of Grant equal to the Effective Date.
                           The option will be exercisable at any time following the Date of Grant and before the expiration of the option.  The option will expire no later than the fifth anniversary of the Date of Grant, provided, however, that if the
                           Company issues its securities to the public in an initial public offering
                           ("IPO"), then the option will expire on the earlier to occur of (i) 18 months after completion of the IPO or (ii) the fifth anniversary of the

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
                           Date of Grant. You agree that the agreement evidencing the option will contain language providing for suspension or forfeiture of the option as appropriate to provide partial relief for the Company Group if you violate the NO
                           COMPETITION, SECRECY, NO INTERFERENCE / SOLICITATION, EXCLUSIVE PROPERTY, or
                           COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS sections of this Agreement.

BENEFITS                   You understand and agree that neither you nor any of your employees or subcontractors will receive any other wage, bonus, severance, or other payments, benefits (including employee benefits), unemployment insurance coverage, or workers' compensation coverage from the Company Group
                           (other than those set forth above under RETAINER).  Notwithstanding the preceding sentence, the Company will provide you continuation health coverage to the extent required by applicable law and will pay the premiums for such coverage for the first 12 months (or such lesser period during which you qualify for such coverage).

TERMINATION                The Company may terminate this agreement and your consulting arrangement with 30 days' notice at any time and for any reason.  You may terminate this agreement and your consulting arrangement with 30 days'
                           notice.  You agree that your sole compensation for such termination would be to retain the option.

NO COMPETITION             In consideration of this agreement and the Company's agreement to purchase mobeo from you and your fellow shareholders, beginning with the
                           Effective Date and running to the second anniversary of the Effective Date
                           (the "Restricted Period"), you agree to the following restrictive covenants, including those in the NO COMPETITION, SECRECY, NO INTERFERENCE /
                           SOLICITATION, EXCLUSIVE PROPERTY, and COPYRIGHTS, DISCOVERIES,
                           INVENTIONS AND PATENTS sections, the first of which provides as follows:

                                    The Company has been formed to provide wireless data services and systems.  You will not, directly or indirectly, be employed by, lend money to, or engage in any Competing Business within the
                                    Market Area (each as defined below).  That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons,

Mr. Kibler
August __, 1999
Page 4 of __

                                    firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business.  You also will not invest or hold equity or options in any Competing Business, provided that you may own up to 3% of the outstanding capital stock of any corporation that is publicly traded without violating this NO COMPETITION covenant, so long as you have no involvement beyond passive investing in such business and you comply with the second sentence of this paragraph.

                                    You acknowledge that, during the Restricted Period, you may engage in any business activity or gainful employment of any type and in any place except as described above.  You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this agreement.

         Definitions

                  Competing         Competing Business means any service or product of any person
                  Business          or organization other than the Company or the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or product of the Company Group upon which or with which you have worked for the Company or the Company Group or about which you acquire knowledge while working for the Company or the
                                    Company Group.  Competing Business includes any enterprise engaged in the design, development, sale and/or support of products and/or services that provide and/or support wireless data services and/or systems that enable people to use wireless devices for data communications and transactions.

                  Market Area       The Market Area consists of North America and the countries of the
                                    European Union.  You agree that the Company provides services both at its facilities and at the locations of its customers or clients and that, by the nature of its business, it operates globally.

Mr. Kibler
August __, 1999
Page 5 of __



NO INTERFERENCE;           During the Restricted Period, you agree that you will not,
NO SOLICITATION            directly or indirectly, whether for yourself or for any other individual or entity (other than the Company Group), intentionally solicit any person or entity who is, or was, within the
                                            Restricted Period, a customer, prospect, or client of the
                                            Company Group;

                                            hire away or endeavor to entice away from the Company
                                            Group any employee or any other person or entity whom the
                                            Company Group engages to perform services or supply
                                            products and including, but not limited to, any independent contractors, consultants, engineers, or sales representatives or any contractor, subcontractor, supplier, or vendor; or

                                            hire any person whom the Company Group employs or
                                            employed within the prior 12 months.

SECRECY

         Preserving        Your relationship with the Company or mobeo both before and under this
         Secrecy           agreement has given and will give you Confidential Information (as defined below).  You acknowledge and agree that using, disclosing, or publishing any Confidential Information, in an unauthorized or improper manner could cause the Company or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.  Accordingly, you agree with the Company that you will not at any time, except in performing your services to the
                           Company or the Company Group under this agreement (or with the
                           Company's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any
                           Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing service providing relationship or association with the Company or the
                           Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Company or the Company
                           Group.

Mr. Kibler
August __, 1999
Page 6 of __

         Preserving        You agree not to use in providing services to the Company Group and not
         Others'           to disclose to the Company Group any trade secrets or other information
         Confidences       you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind.  You agree to promptly inform the Company in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Company or the Company Group might violate because of information you provide.

Confidential               "Confidential Information" includes, without limitation, information the
Information                Company or the Company Group has not, as of the time at which the provisions in Secrecy apply, previously disclosed to the public or to the trade with respect to the Company's or the Company Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Company's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Company or the Company Group that may be of value to the
                           Company or the Company Group but excludes any information already properly in the public domain.  "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Company or the Company Group in confidence.

                           You understand and agree that the rights and obligations set forth in this
                           SECRECY Section will continue indefinitely and will survive termination of this agreement and your ceasing to provide services to the Company and the Company Group.

EXCLUSIVE                  You confirm that all Confidential Information is and must remain the
PROPERTY                   exclusive property of the Company or the relevant member of the Company
                           Group.  Any office equipment (including computers) you receive from the
                           Company Group in the course of providing services to the

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
                           Company and all business records, business papers, and business documents you keep or make, whether on digital media or otherwise, in the course of your providing services to the Company Group relating to the Company or any member of the Company Group must be and remain the property of the Company or the relevant member of the Company Group. Upon the termination of this Agreement with the Company or upon the Company's request at any time, you must promptly deliver to the Company or to the relevant member of the Company Group any such office equipment (including computers) and any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Company did not authorize, and any copies, excerpts, summaries, compilations, records, or documents you made or that came into your possession during your employment. You agree that you will not, without the Company's consent, retain copies, excerpts, summaries, or compilations of the foregoing information and materials. The Company agrees to allow you to retain copies of documents required for the lawful operation of your independent business, including records required to substantiate expenses. You understand and agree that the rights and obligations set forth in this EXCLUSIVE PROPERTY Section will continue indefinitely and will survive termination of this agreement and your ceasing to provide service to the Company and the Company Group.

COPYRIGHTS,                You agree that all records, in whatever media (including written
DISCOVERIES,               works), documents, papers, notebooks, drawings, designs,
INVENTIONS, AND            technical information, source code, object code, processes,
PATENTS                    methods or other copyrightable or otherwise protected works you conceive, create, make, invent, or discover that relate to or result from any work you perform or performed for the Company or the Company Group or that arise from the use or assistance of the Company Group's facilities, materials, personnel, or Confidential Information in the course of services provided to the Company
                           Group as described herein (whether or not during usual working hours), whether conceived, created, discovered, made, or invented individually or jointly with others, will be and remain the absolute property of the Company (or another appropriate member of the Company Group, as specified by the Company), as will all the worldwide patent, copyright, trade secret, or other intellectual property rights in all such works. (All references in this section to the
                           Company

Mr. Kibler
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Page 8 of __


                           include the members of the Company Group, unless the Company determines otherwise.) You irrevocably and unconditionally waive all rights, wherever in the world enforceable, that vest in you (whether before, on, or after the date of this Agreement) in connection with your authorship of any such copyrightable works in the course of your relationship with the Company Group or any predecessor. Without limitation, you waive the right to be identified as the author of any such works and the right not to have any such works subjected to derogatory treatment. You recognize any such works are "works for hire" of which the Company is the author.

                           You will promptly disclose, grant, and assign ownership to the Company for its sole use and benefit any and all ideas, processes, inventions, discoveries, improvements, technical information, and copyrightable works
                           (whether patentable or not) that you develop, acquire, conceive or reduce to practice (whether or not during usual working hours) in connection with the services you provide to the Company or the Company Group.  You will promptly disclose and hereby grant and assign ownership to the Company of all patent applications, letters patent, utility and design patents, copyrights, and reissues thereof or any foreign equivalents thereof, that may at any time be filed or granted for or upon any such invention, improvement, or information.  In connection therewith:

                                    You will, without charge but at the Company's expense, promptly execute and deliver such applications, assignments, descriptions, and other instruments as the Company may consider reasonably necessary or proper to vest title to any such inventions, discoveries, improvements, technical information, patent applications, patents, copyrightable works, or reissues thereof in the Company and to enable it to obtain and maintain the entire worldwide right and title thereto; and

                                    You will provide to the Company at its expense all such assistance as the Company may reasonably require in the prosecution of applications for such patents, copyrights, or reissues thereof, in the prosecution or defense of interferences that may be declared involving any such applications, patents, or copyrights and in any litigation in which the Company may be involved relating to any

Mr. Kibler
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
                                    such patents, inventions, discoveries, improvements, technical information, or copyrightable works or reissues thereof.  The
                                    Company will reimburse you for reasonable out-of-pocket expenses you incur and pay you reasonable compensation for your time if the
                                    Company Group no longer uses your services.

                                    To the extent, if any, that you own rights to works, inventions, discoveries, proprietary information, and copyrighted or
                                    copyrightable works, or other forms of intellectual property that are incorporated in the work product you create for the Company
                                    Group, you agree that the Company will have an unrestricted, non-
                                    exclusive, royalty-free, perpetual, transferable license to make, use, sell, offer for sale, and sublicense such works and property in whatever form, and you hereby grant such license to the Company
                                    (and the Company Group).

                                    This COPYRIGHTS, DISCOVERIES, INVENTIONS AND PATENTS section does not apply to an invention or discovery for which no equipment, supplies, facility or trade secret information of the Company Group
                                    (including its predecessors) was used and that was developed on your own time, unless (a) the invention relates directly to the
                                    Company Group's actual or then reasonably anticipated research or development, or (b) the invention results from any work you performed for the Company Group or any predecessor.

MAXIMUM           If any of the provisions of this agreement are ever found to exceed the
LIMITS            time, geographic area, or activity limitations the law permits, you and the
                  Company agree to reduce the limitations to the maximum permissible limitation, and you and the Company authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits, provided, however, that such reductions apply only with respect to the operation of the provision in the particular jurisdiction in which or with respect to which such adjudication is made.  You and the Company further agree that if any other provisions of this agreement are found to be invalid or unenforceable, the remaining provisions will be treated as replaced by a provision that is valid and

Mr. Kibler
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Page 10 of __


                  enforceable and comes closest to expressing the intention of the invalid or unenforceable provision.

INJUNCTIVE        Without limiting the remedies available to the Company, you
RELIEF            acknowledge

                                    that a breach of any of the NO COMPETITION, SECRECY, NO
                                    INTERFERENCE / SOLICITATION, EXCLUSIVE PROPERTY, and COPYRIGHTS,
                                    DISCOVERIES, INVENTIONS AND PATENTS covenants may result in material irreparable injury to the Company and  Company Group for which there is no adequate remedy at law, and

                                    that it will not be possible to measure damages for such injuries precisely.

                  You agree that, if there is a breach or threatened breach, the Company or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions listed above or such other relief as may be required to specifically enforce any of the covenants listed above.  You agree that all remedies expressly provided for in this Agreement are cumulative of any and all other remedies now existing at law or in equity.  You agree that the Company will, in addition to the remedies provided in this agreement, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for compensation, and for the specific enforcement of the provisions of this agreement and that the Company's choice of one remedy does not preclude it from seeking other remedies at the same or another time, nor does seeking an injunction preclude recovery of monetary damages and compensation.  You also agree that the Restricted Period or such longer period during which the covenants hereunder by their terms survive will extend for all periods for which a court with personal jurisdiction over you finds that you violated the NO COMPETITION, SECRECY, NO
                  INTERFERENCE/SOLICITATION, or EXCLUSIVE PROPERTY sections of this agreement.

Mr. Kibler
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Page 11 of __

ENTIRE                     This letter agreement constitutes the entire agreement between the parties
AGREEMENT                  and may not be changed except by written agreement signed by both you and the President of the Company.  Either party's waiver of the other party's compliance with any provision of this agreement is not a waiver of any other provision of this agreement or of any subsequent breach by such party of a provision of this agreement.  This agreement supersedes any prior oral or written agreements between the Company and you, and all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this agreement, other than the agreement by which the Company is purchasing mobeo.  Any such other negotiations, commitments, agreements, and writings will have no further force or effect, and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

ASSIGNMENT                 The Company may assign or otherwise transfer this agreement and any and all of its rights or obligations under it to any other member of the Company
                           Group or other affiliates or to any business entity that at any time by merger, consolidation, purchase, transfer, or otherwise acquires all or substantially all of the Company's stock or assets.  You specifically agree at this time that the Company may transfer or assign this Agreement and the option to any successor created for purposes of making a public offering of the Company.  Upon any assignment or other transfer, you agree that any such business entity will be treated as substituted for the Company for all purposes.  Without the Company's prior written consent, you agree not to assign or delegate this agreement or any or all rights or obligations under it
                           (other than to your estate or other beneficiaries after your death).

BINDING                    This agreement binds and benefits the Company, any successors to or
EFFECT                     assigns of the Company, and your heirs and the personal representatives of your estate.

THIRD PARTY                You agree that the other members of the Company Group are third party
BENEFICIARIES              beneficiaries of this agreement, which means that they can take action on their own to enforce this Agreement even though not specifically a party to it.

Mr. Kibler
August __, 1999
Page 12 of __

NOTICES           Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Company's headquarters.  The Company will send or deliver any notice given to you at your address as reflected on the Company's payment records.  You and the Company may change the address for notice by like notice to the others.  You and the Company agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

GOVERNING         The laws of the State of Maryland (other than its conflict of laws
LAW               provisions) govern this agreement.


         If you agree to this letter agreement, please sign the enclosed copy of this letter in the space provided below and return it to me. We encourage you to consult with advisers of your own choosing.

                                    Very truly yours,

                                    David Oros
                                    President
                                    AETHER TECHNOLOGIES INTERNATIONAL, L.L.C.

I agree:

_________________________________________
         [Name of Contractor]


Dated:___________________, 1999